Exhibit (c)(7)

STRICTLY PRIVATE AND CONFIDENTIAL
BOARD DISCUSSION MATERIALS
December 7, 2016
J.P.Morgan

C O N F I D E N T I A L
This presentation was prepared exclusively for the benefit and internal use of the J.P. Morgan client to whom it is directly addressed and delivered (including such client’s subsidiaries, the “Company”) in order to assist the Company in evaluating, on a preliminary basis, the feasibility of a possible transaction or transactions and does not carry any right of publication or disclosure, in whole or in part, to any other party. This presentation is for discussion purposes only and is incomplete without reference to, and should be viewed solely in conjunction with, the oral briefing provided by J.P. Morgan. Neither this presentation nor any of its contents may be disclosed or used for any other purpose without the prior written consent of J.P. Morgan.
The information in this presentation is based upon any management forecasts supplied to us and reflects prevailing conditions and our views as of this date, all of which are accordingly subject to change. J.P. Morgan’s opinions and estimates constitute J.P. Morgan’s judgment and should be regarded as indicative, preliminary and for illustrative purposes only. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Company or which was otherwise reviewed by us. In addition, our analyses are not and do not purport to be appraisals of the assets, stock, or business of the Company or any other entity. J.P. Morgan makes no representations as to the actual value which may be received in connection with a transaction nor the legal, tax or accounting effects of consummating a transaction. Unless expressly contemplated hereby, the information in this presentation does not take into account the effects of a possible transaction or transactions involving an actual or potential change of control, which may have significant valuation and other effects.
Notwithstanding anything herein to the contrary, the Company and each of its employees, representatives or other agents may disclose to any and all persons, without limitation of any kind, the U.S. federal and state income tax treatment and the U.S. federal and state income tax structure of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to the Company relating to such tax treatment and tax structure insofar as such treatment and/or structure relates to a U.S. federal or state income tax strategy provided to the Company by J.P. Morgan. J.P. Morgan’s policies on data privacy can be found at http://www.jpmorgan.com/pages/privacy.
J.P. Morgan’s policies prohibit employees from offering, directly or indirectly, a favorable research rating or specific price target, or offering to change a rating or price target, to a subject company as consideration or inducement for the receipt of business or for compensation. J.P. Morgan also prohibits its research analysts from being compensated for involvement in investment banking transactions except to the extent that such participation is intended to benefit investors.
IRS Circular 230 Disclosure: JPMorgan Chase & Co. and its affiliates do not provide tax advice. Accordingly, any discussion of U.S. tax matters included herein (including any attachments) is not intended or written to be used, and cannot be used, in connection with the promotion, marketing or recommendation by anyone not affiliated with JPMorgan Chase & Co. of any of the matters addressed herein or for the purpose of avoiding U.S. tax-related penalties.
J.P. Morgan is the marketing name for the Corporate and Investment Banking activities of JPMorgan Chase Bank, N.A., JPMS (member, NYSE),
J.P. Morgan PLC authorized by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and the Prudential Regulation Authority and their investment banking affiliates.
This presentation does not constitute a commitment by any J.P. Morgan entity to underwrite, subscribe for or place any securities or to extend or arrange credit or to provide any other services.
Copyright 2014 JPMorgan Chase & Co. All rights reserved.
BOARD DISCUSSION MATERIALS
J.P.Morgan

C O N F I D E N T I A L
Agenda
Page
Review of Braves’ current proposal 1
Royals implied valuation analysis 3
Braves implied valuation analysis 9
Combination analysis 12
Appendix 21
BOARD DISCUSSION MATERIALS
J.P.Morgan

CONFIDENTIAL

Summary of Braves' December 5th and October 20th proposals to acquire the remaining shares not currently owned in Royals

	October 20th Braves' proposal	December 5th Braves' proposal
Proposed purchase price	■ $24.13 in cash and 0.5502x Braves shares per Royals share ■ Represents an implied total purchase price of $56.50 per Royals share[1]	■ $29.44 in cash and 0.4923x Braves shares per Royals share ■ Represents an implied total purchase price of $56.60 per Royals share[2]
Consideration	■ $46.8 billion of total consideration to Royals shareholders for the remaining 57.8% ■ Consideration comprised of $20.0 billion in cash and $26.8 billion in Braves shares	■ $46.9 billion of total consideration to Royals shareholders for the remaining 57.8% ■ Consideration comprised of $24.4 billion in cash and $22.5 billion in Braves shares
Implied premium & valuation	■ Represents a 15.5% premium to Royals' closing share price on October 20th of $47.17 per share and an implied firm value of $89bn, which represents a FV/LTM Sep-16 EBITDA multiple of 15.6x[3]	■ This represents a 20.0% premium to Royals' closing share price on October 20th of $47.17 per share and an implied firm value of $92bn, which represents a FV/LTM Sep-16 EBITDA multiple of 16.2x[3]
Synergies	■ Braves estimated cost synergies of $400mm associated with the proposed merger	■ Cost synergies not discussed in proposal, but assumed to be $500mm based on prior discussions
Proposed capital structure & financing sources	■ Commitment to maintaining an investment grade rating ■ Indicated use of existing cash, new bank credit lines and new bonds for the cash portion ■ Proposal not subject to any financing condition	■ According to Braves, this proposal "stretched" their financial metrics as it relates to the cash portion of the proposal

Transaction rationale	■ Creates a stronger, truly global tobacco and Next Generation Products company with
	  ■ A leading position in the US market
	  ■ A significant presence in high growth emerging markets
	  ■ A unique portfolio of brands combined with joint Next Generation Products ("NGP") and R&D capabilities
	■ Accretive to earnings in the first year
		■ Transaction rationale not mentioned, but emphasized timing to "remove uncertainty by Christmas" in order to allow for the "time required for due diligence and documentation"

Approval process	■ Subject to endorsement of Royals' independent directors, Royals shareholders not owned by Braves and Braves shareholders	■ Proposal is an expression of interest only and subject to approval by respective Boards

Source: Braves' letter to the Royals Board of Directors dated 10/20/16 and Braves' October 21, 2016 press release; Braves' proposal letter as of 12/05/16

[1] Based on Royals and Braves share prices and GBP/USD exchange rate as of October 20th

[2] Based on Royals and Braves share prices and GBP/USD exchange rate as of December 5th

[3] Including adjustments for run-rate Lorillard synergies in the amount of $155mm for LTM Sep-16 per Royals management guidance, the resulting multiple is 15.2x for the October 20th proposal and 15.7x for the December 5th proposal

1

J.P.Morgan

REVIEW OF BRAVES' CURRENT PROPOSAL

CONFIDENTIAL

Implied valuation summary of Braves' December 5th and October 20th proposals

	Braves	Royals			
	Braves unaffected share price 10/20/16	Royals unaffected share price 10/20/16	Braves' 10/20/2016 proposal @ 10/20/16	Braves' 10/20/2016 proposal @ 12/05/16	Braves' 12/05/2016 proposal @ 12/05/16
Stock price	£48.03	$47.17	£48.03	£43.43	£43.43
Exchange rate	*1.2250*	--	*1.2250*	*1.2703*	*1.2703*
Braves price ($)	$58.84	--	$58.84	$55.17	$55.17
Exchange ratio	--	--	*0.5502*	*0.5502*	*0.4923*
Stock consideration per Royals share ($)	--	--	$32.37	$30.35	$27.16
Cash consideration per Royals share ($)	--	--	$24.13	$24.13	$29.44
Total Braves offer price ($)	--	--	**$56.50**	**$54.48**	**$56.60**
% premium to unaffected	--	--	*19.8%*	*15.5%*	*20.0%*
Implied equity value ($mm)[1]	**$110,276**	**$67,497**	**$80,848**	**$77,961**	**$80,991**
% Royals implied pro forma ownership			*19.5%*	*19.5%*	*17.9%*
Implied firm value ($mm)[2,3]	**$91,806**	**$78,488**	**$91,839**	**$88,952**	**$91,982**
FV / LTM Sep-16 EBITDA[4]	14.1x	13.8x	16.1x	15.6x	16.2x
FV / Adjusted LTM Sep-16 EBITDA[5]	--	13.4x	15.7x	15.2x	15.7x
FV / 2016E EBITDA[6, 8]	12.8x	13.2x	15.5x	15.0x	15.5x
FV / Adjusted FY 2016E EBITDA[5, 8]	--	13.0x	15.2x	14.7x	15.2x
FV / 2017E EBITDA[7, 8]	11.2x	12.4x	14.5x	14.1x	14.6x

Source: Royals and Braves filings, broker estimates, FactSet as of 12/05/16

[1] Assumes Royals and Braves diluted share count of 1,431mm and 1,874mm, respectively; [2] Royals debt of $12,950mm at principal value and cash of $1,959mm; Braves net debt of $19,981mm, $3,034mm minority interests and $41,485mm market value of affiliates; [3] Assumes Braves debt outstanding as of 09/15/16 per Braves debt investor microsite and Braves cash as of 06/30/16; [4] LTM EBITDA of $5,694mm and $6,522mm for Royals and Braves, respectively; [5] Includes adjustments for run-rate Lorillard synergies in the amount of $155mm for LTM Sep-16 and $113mm for FY2016, per Royals management guidance; [6] FY2016E EBITDA of $5,933mm and $7,186mm for Royals and Braves, respectively; [7] FY2017E EBITDA of $6,313mm and $8,179mm for Royals and Braves, respectively; [8] Metrics represent management numbers for Royals and equity analyst estimates for Braves

2

J.P.Morgan

REVIEW OF BRAVES' CURRENT PROPOSAL

C O N F I D E N T I A L
Agenda
Page
Review of Braves’ current proposal 1
Royals implied valuation analysis 3
Braves implied valuation analysis 9
Combination analysis 12
Appendix 21
BOARD DISCUSSION MATERIALS
J.P.Morgan

C O N F I D E N T I A L
Royals management standalone financial projections
Net sales1 ($mm)
$12,479 $13,009 $13,621 $14,331 $15,095 $15,909
2016E 2017E 2018E 2019E 2020E 2021E
% growth 16.9% 4.3% 4.7% 5.2% 5.3% 5.4%
Capital expenditures ($mm)
$229 $255 $189 $150 $150 $150
2016E 2017E 2018E 2019E 2020E 2021E
% of net sales 1.8% 2.0% 1.4% 1.0% 1.0% 0.9%
EBITDA ($mm)
$5,933 $6,313 $6,877 $7,329 $8,026 $8,696
2016E 2017E 2018E 2019E 2020E 2021E
% margin 47.5% 48.5% 50.5% 51.1% 53.2% 54.7%
Unlevered Free Cash Flow2 ($mm)
$3,385 $4,005 $4,252 $4,670 $5,110 $5,540
2016E 2017E 2018E 2019E 2020E 2021E
% of net sales 27.1% 30.8% 31.2% 32.6% 33.8% 34.8%
Source: Royals management projections provided 10/31/16 (hereinafter referred to as “Royals management projections”)
1 Net of excise tax
2 EBIT * (1 – tax rate) + D&A – Capex – in NWC; tax rate per Royals management projections

ROYALS IMPLIED VALUATION ANALYSIS
J.P.Morgan

CONFIDENTIAL

Royals management standalone financial projections

Summary financials ($mm)

	Management projections						
FYE 12/31	4Q'16E	2016E	2017E	2018E	2019E	2020E	2021E
Net Sales[1]	**$3,162**	**$12,479**	**$13,009**	**$13,621**	**$14,331**	**$15,095**	**$15,909**
% growth	*3.5%*	*16.9%*	*4.3%*	*4.7%*	*5.2%*	*5.3%*	*5.4%*
COGS	$1,208	$4,834	$5,117	$5,163	$5,409	$5,498	$5,606
% of sales	*38.2%*	*38.7%*	*39.3%*	*37.9%*	*37.7%*	*36.4%*	*35.2%*
Gross profit	**$1,954**	**$7,645**	**$7,893**	**$8,458**	**$8,922**	**$9,597**	**$10,303**
% margin	*61.8%*	*61.3%*	*60.7%*	*62.1%*	*62.3%*	*63.6%*	*64.8%*
SG&A	$477	$1,811	$1,689	$1,700	$1,716	$1,702	$1,741
% of sales	*15.1%*	*14.5%*	*13.0%*	*12.5%*	*12.0%*	*11.3%*	*10.9%*
EBITDA	**$1,504**	**$5,933**	**$6,313**	**$6,877**	**$7,329**	**$8,026**	**$8,696**
% margin	*47.6%*	*47.5%*	*48.5%*	*50.5%*	*51.1%*	*53.2%*	*54.7%*
D&A	$32	$123	$132	$141	$139	$146	$148
% of capex	*39.0%*	*53.7%*	*51.8%*	*74.6%*	*92.7%*	*97.3%*	*98.7%*
Operating income	**$1,472**	**$5,810**	**$6,181**	**$6,736**	**$7,190**	**$7,880**	**$8,548**
% margin	*46.5%*	*46.6%*	*47.5%*	*49.5%*	*50.2%*	*52.2%*	*53.7%*
Tax rate	*37.2%*	*37.2%*	*36.2%*	*36.4%*	*36.5%*	*36.6%*	*36.6%*
EPS	$0.61	$2.31	$2.53	$2.78	$2.98	$3.28	$3.59
Select cash flow items:							
Capex	$82	$229	$255	$189	$150	$150	$150
% net sales	*2.6%*	*1.8%*	*2.0%*	*1.4%*	*1.0%*	*1.0%*	*0.9%*
(Inc.) / Dec. in NWC	($89)	($160)	$184	$14	$116	$114	$122
% change in net sales	--	*(8.9%)*	*34.7%*	*2.3%*	*16.3%*	*14.9%*	*15.0%*

Source: Royals management projections; [1] Net of excise tax

ROYALS IMPLIED VALUATION ANALYSIS

4

J.P.Morgan

CONFIDENTIAL

Potential factors that may impact Royals management's financial projections and valuation

Potential upside factors

- Accelerated growth from new potential revenue streams
- Further potential expansion of next-generation, heat-not-burn products
- Future credits on MSA settlements / transition years
- Potential favorable pension revaluation impact with lower interest rates
- Potential for U.S. corporate tax reform

Potential downside factors

- Altria financial flexibility resulting from AB InBev's acquisition of SABMiller
- Potentially more aggressive state excise tax environment following the recent California vote
- Effects of potential economic downturn such as unemployment and higher gas prices impacting adult tobacco consumers
- MSA - higher inflation leads to increased obligations
- FDA product standards and process risk
- Ongoing Engle Litigation
- Potential impact to future earnings and implications to sector multiples in a rising interest rate environment

Source: Royals management

ROYALS IMPLIED VALUATION ANALYSIS

5

J.P.Morgan

C O N F I D E N T I A L
Royals implied valuation perspectives as of December 5, 2016
Implied equity value per share (rounded to the nearest $0.25)
Unaffected Royals share price (10/20/16): $47.17
Current implied value of Braves’ proposal (10/20/16): $54.48
Current Royals share price (12/05/16): $54.93
Implied value of Braves’ proposal (12/05/16): $56.60
Midpoint3 Implied value
3 mo. VWAP:
per share
For reference only1:
$48.71 52-week trading range $43.50 $54.50 $49.00 Equity analyst price targets $47.00 $62.00 $54.50 Trading multiples: FV / 2017E EBITDA: 10.0x – 13.0x2 $36.50 $49.75 $43.00 P/E 2017E:14.5x – 19.5x4 $36.25 $48.75 $42.50 Transaction multiples: FV / 2016E EBITDA: 12.0x – 16.0x5 $42.00 $58.75 $50.25 FV / 2016E Adj. EBITDA: 12.0x – 16.0x6 $43.00 $60.00 $51.50 Discounted cash flow: Royals management projections7 $47.75 $69.00 $58.25 $30.00 $40.00 $50.00 $60.00 $70.00 $80.00 FV / 2017E EBITDA² 8.5x 10.8x 13.1x 15.3x 17.6x 19.9x Source: Royals management projections; Equity analyst consensus; FactSet Note: Valuation date as of 09/30/16; market data as of 12/05/16; net debt of $10,991mm as of 09/30/16; diluted share count of 1,431mm as of 09/30/16; 3 month VWAP as of unaffected date of 10/20/16; 1 Values as of 10/20/16 to represent unaffected share price; 2 Based on 2017E EBITDA of $6,313mm per Royals management guidance; 3 Represents the arithmetic midpoint of each valuation range; 4 Based on 2017E net income of $3,576mm and 2017E EPS of $2.53; 5 Based on 2016E EBITDA of $5,933mm; 6 Based on 2016E EBITDA of $6,046mm adjusted by $113mm for synergies related to the acquisition of Lorillard, per Royals management guidance; 7 Assumes a discount rate of 5.75% - 6.75% and a terminal growth rate of 0.0% - 1.0% 6 Hypothetical illustrative analysis only – no prediction as to future share trading R O Y A L S I M P L I E D V A L U A T I O N A N A L Y S I S J.P.Morgan

CONFIDENTIAL

Tobacco peers – Implied valuation comparables

	Market cap. ($bn)	Implied firm value ($bn)	FV/EBITDA Dec-16E	FV/EBITDA Dec-17E	FV/EBITDA Dec-18E	P/E Dec-16E	P/E Dec-17E	P/E Dec-18E	Dividend yield[1]	Dec-16E Payout ratio[2]
Royals unaffected	67.5	78.5	13.2x	12.4x	11.4x	20.4x	18.6x	16.9x	3.9%	80.0%
Braves[3] unaffected	110.3	133.3	12.8x	11.5x	10.7x	19.6x	17.0x	15.8x	3.3%	65.0%
Braves[4] Excl. Associates unaffected	110.3	91.8	12.8x	11.2x	10.6x	19.6x	17.0x	15.8x	3.3%	65.0%
	136.6	162.6	13.9x	13.0x	12.0x	19.5x	18.1x	16.5x	4.7%	91.6%
Altria	124.1	117.0	12.6x	11.9x	11.3x	21.0x	19.1x	17.5x	3.8%	78.0%
JT	59.8	63.6	10.1x	10.1x	9.5x	16.5x	16.3x	15.2x	3.4%	57.5%
IMPERIAL BRANDS	41.4	57.1	11.7x	10.9x	10.5x	13.4x	12.6x	11.8x	4.6%	63.5%
SWEDISH MATCH	5.8	6.3	13.1x	12.6x	12.4x	18.4x	17.5x	16.6x	NM[5]	NM[5]
Peers average (12/05/16)			**12.3x**	**11.7x**	**11.1x**	**17.7x**	**16.7x**	**15.5x**	**4.1%**	**72.7%**
Peers median (12/05/16)			**12.6x**	**11.9x**	**11.3x**	**18.4x**	**17.5x**	**16.5x**	**4.2%**	**70.8%**
Peers average (11/04/16)			**12.4x**	**11.8x**	**11.3x**	**18.7x**	**17.3x**	**16.1x**	**3.5%**	**72.3%**
Peers median (11/04/16)			**12.5x**	**11.8x**	**11.2x**	**19.3x**	**18.2x**	**17.1x**	**3.5%**	**70.5%**

Source: Equity analyst consensus, FactSet as of 12/05/16

Note: Unaffected Royals and Braves implied values are as of 10/20/16; Total debt for Royals at principal value; Braves' debt balance as of 09/15/16 and cash balance as of 06/30/16

[1] Dividend yield = annualized dividend per share / share price; [2] Payout ratio = 2016E dividend per share / 2016E EPS; [3] Braves' implied firm value includes net debt of $19,981mm and minority interest unaffected market value of $3,034mm, 2016E EBITDA of $7,186mm ($8,179mm in 2017E EBITDA) increased by $2,503mm ($2,663mm in 2017E) and $693mm ($770mm in 2017E) to reflect its proportionate ownership in Royals and ITC, respectively; assumes a GBP/USD unaffected exchange rate of 1.2250 as of 10/20/16; [4] Braves' implied firm value excludes $28,469mm and $13,016mm respectively, to reflect its proportionate ownership in the unaffected market value of equity of Royals and ITC; assumes a GBP/USD unaffected exchange rate of 1.2250 as of 10/20/16; [5] No ordinary dividend announced in YTD2016, only a special dividend (company's dividend policy = 40-60% of EPS)

ROYALS IMPLIED VALUATION ANALYSIS

7

J.P.Morgan

For reference only
CONFIDENTIAL

Consumer peers – Implied valuation comparables

ROYALS IMPLIED VALUATION ANALYSIS

Consumer peers – Implied valuation comparables

	Market cap	Firm Value	ND/EBITDA	FV/EBITDA			P/E			Dividend yield	Payout ratio
	($bn)	($bn)	Dec-16E	Dec-16E	Dec-17E	Dec-18E	Dec-16E	Dec-17E	Dec-18E	Dec-16E	Dec-16E
Food & Beverage											
Coca Cola	177.8	179.9	1.8x	15.3x	15.5x	15.3x	21.2x	20.6x	19.2x	3.4%	72.4%
Pepsi Co	146.5	165.5	1.6x	13.0x	12.3x	11.6x	21.0x	19.4x	17.8x	2.9%	61.0%
Mondelez	64.4	74.2	3.2x	15.2x	14.1x	13.1x	21.1x	19.3x	17.0x	1.7%	35.2%
Kraft Heinz	98.7	127.7	3.7x	16.4x	14.9x	13.9x	24.5x	20.5x	18.9x	2.8%	69.8%
Hershey	21.0	23.9	1.6x	13.4x	13.0x	12.7x	22.7x	21.1x	19.7x	2.5%	56.1%
General Mills	37.1	45.9	2.3x	13.2x	12.5x	12.0x	20.2x	18.7x	17.4x	3.0%	61.3%
Kellogg	25.4	32.5	3.0x	13.1x	12.3x	11.7x	19.5x	18.0x	16.5x	2.9%	55.7%
Average			**2.5x**	**14.2x**	**13.5x**	**12.9x**	**21.5x**	**19.7x**	**18.1x**	**2.7%**	**58.8%**
Median			**2.3x**	**13.4x**	**13.0x**	**12.7x**	**21.1x**	**19.4x**	**17.8x**	**2.9%**	**61.0%**
Alcoholic beverages											
ABI	202.1	310.8	3.9x	15.3x	13.8x	12.9x	NM[1]	20.9x	18.6x	3.7%	NM[1]
Molson Coors	20.7	32.8	5.0x	13.4x	12.7x	11.9x	NM[2]	14.5x	14.3x	1.7%	NM[2]
Constellation	31.3	39.1	3.3x	16.2x	14.6x	13.4x	23.7x	20.5x	18.1x	1.0%	24.3%
Diageo	62.7	73.4	3.1x	15.4x	13.9x	13.1x	20.3x	18.1x	16.7x	3.1%	63.3%
Average			**3.8x**	**15.1x**	**13.7x**	**12.8x**	**22.0x**	**18.5x**	**16.9x**	**2.4%**	**43.8%**
Median			**3.6x**	**15.3x**	**13.9x**	**13.0x**	**22.0x**	**19.3x**	**17.4x**	**2.4%**	**43.8%**
HPC											
P&G	226.1	239.0	0.9x	13.9x	13.4x	12.8x	22.0x	20.6x	19.2x	3.2%	71.3%
Unilever	113.8	127.1	1.3x	12.7x	11.8x	11.1x	20.0x	18.7x	17.2x	3.4%	67.9%
Reckitt	59.8	61.8	0.6x	17.0x	14.7x	13.7x	22.1x	19.3x	17.9x	2.3%	51.4%
Colgate	58.0	63.2	1.1x	14.2x	13.2x	12.3x	22.9x	21.0x	19.2x	2.4%	55.4%
Kimberly Clark	41.0	47.8	1.7x	11.9x	11.4x	10.8x	18.9x	17.9x	16.7x	3.2%	60.3%
Average			**1.1x**	**13.9x**	**12.9x**	**12.1x**	**21.2x**	**19.5x**	**18.0x**	**2.9%**	**61.3%**
Median			**1.1x**	**13.9x**	**13.2x**	**12.3x**	**22.0x**	**19.3x**	**17.9x**	**3.2%**	**60.3%**
Overall average (12/05/2016)			**2.4x**	**14.3x**	**13.4x**	**12.6x**	**21.5x**	**19.3x**	**17.8x**	**2.7%**	**57.5%**
Overall median (12/05/2016)			**2.1x**	**14.0x**	**13.3x**	**12.8x**	**21.2x**	**19.4x**	**17.9x**	**2.9%**	**60.6%**
Overall average (11/04/2016)			**2.4x**	**14.9x**	**13.8x**	**13.1x**	**22.2x**	**20.1x**	**18.5x**	**2.6%**	**57.5%**
Overall median (11/04/2016)			**2.1x**	**14.7x**	**13.9x**	**13.1x**	**22.0x**	**20.5x**	**18.9x**	**2.8%**	**60.6%**

Source: Equity analyst consensus, FactSet as of 12/05/16
Note: Financials calendarized to December year end
[1] Dec-16 P/E and Dec-16 Payout ratio not pro forma for SABMiller acquisition
[2] Dec-16 P/E and Dec-16 Payout ratio not pro forma for MillerCoors stake acquisition from SABMiller

8

J.P.Morgan

C O N F I D E N T I A L
Agenda
Page
Review of Braves’ current proposal
1
Royals implied valuation analysis
3
Braves implied valuation analysis
9
Combination analysis
12
Appendix
21
B O A R D D I S C U S S I O N M A T E R I A L S
J.P.Morgan

C O N F I D E N T I A L
Braves standalone financial estimates
Net sales1 (£mm)
£14,852 £16,671 £17,310 £17,911 £18,533 £19,176 2016E 2017E 2018E 2019E 2020E 2021E % growth 13.3% 12.2% 3.8% 3.5% 3.5% 3.5% EBITDA2 (£mm) £5,866 £6,677 £7,045 £7,348 £7,603 £7,867 2016E 2017E 2018E 2019E 2020E 2021E % margin 39.5% 40.0% 40.7% 41.0% 41.0% 41.0% Capital expenditures (£mm) £689 £714 £689 £691 £715 £740 2016E 2017E 2018E 2019E 2020E 2021E % of net sales 4.6% 4.3% 4.0% 3.9% 3.9% 3.9% Unlevered Free Cash Flow3 (£mm) £3,299 £3,835 £4,264 £4,506 £4,682 £4,865 2016E 2017E 2018E 2019E 2020E 2021E % net sales 22.2% 23.0% 24.6% 25.2% 25.3% 25.4% Source: Equity analyst consensus estimates as of 12/02/16 for 2016E through 2019E, extrapolation thereafter based on assumptions reviewed and approved by Royals management
1 Net of excise tax
2 EBITDA exclude income from associates in Royals and ITC
3 EBIT * (1–30.5% tax rate) + D&A - Capex - Δ in NWC

B R A V E S I M P L I E D V A L U A T I O N A N A L Y S I S
J.P.Morgan

CONFIDENTIAL

Braves consolidated standalone financial estimates

Summary financials (£mm)

		Street consensus				Extrapolations	
FYE 12/31	Q4'16E[1]	2016E	2017E	2018E	2019E	2020E	2021E
Net Sales[2]	**£4,092**	**£14,852**	**£16,671**	**£17,310**	**£17,911**	**£18,533**	**£19,176**
% growth	--	*13.3%*	*12.2%*	*3.8%*	*3.5%*	*3.5%*	*3.5%*
EBITDA	**£1,619**	**£5,866**	**£6,677**	**£7,045**	**£7,348**	**£7,603**	**£7,867**
% margin	*39.6%*	*39.5%*	*40.0%*	*40.7%*	*41.0%*	*41.0%*	*41.0%*
D&A	£110	£396	£419	£437	£531	£614	£703
% of capex	*40.6%*	*57.5%*	*58.7%*	*63.5%*	*76.9%*	*86.0%*	*95.0%*
Operating income	**£1,509**	**£5,470**	**£6,257**	**£6,608**	**£6,817**	**£6,989**	**£7,164**
% margin	*36.9%*	*36.8%*	*37.5%*	*38.2%*	*38.1%*	*37.7%*	*37.4%*
Tax rate	*30.5%*	*30.5%*	*30.5%*	*30.5%*	*30.5%*	*30.5%*	*30.5%*
EPS	--	£2.45	£2.82	£3.03	£3.18	£3.36	£3.53
Select cash flow items:							
Capex	£270	£689	£714	£689	£691	£715	£740
% net sales	*6.6%*	*4.6%*	*4.3%*	*4.0%*	*3.9%*	*3.9%*	*3.9%*
(Inc.) / Dec. in NWC	(£53)[3]	(£210)	(£219)	(£77)	(£72)	(£75)	(£77)

Source: Equity analyst consensus estimates as of 12/02/16 for 2016E through 2019E, extrapolation thereafter based on assumptions reviewed and approved by Royals management (hereinafter referred to as "Braves financial estimates")

[1] Q4'16E figures are calculated as half of the difference between 2016E consensus estimates and 1H'16 reported numbers

[2] Net of excise tax

[3] Q4'16E (Inc.) / Dec. in NWC is calculated as one quarter of the annual value projected by equity analyst research consensus

BRAVES IMPLIED VALUATION ANALYSIS

10

J.P.Morgan

C O N F I D E N T I A L
Implied Braves valuation perspectives as of December 5, 2016
Implied equity value per share (rounded to the nearest £0.25)
Current Braves share price (12/05/16):
Unaffected Braves share price (10/20/16):
Midpoint6 £43.43 £48.03 Implied value per share 3 mo. VWAP: For reference only1: £48.32 52-week trading range £35.75 £50.50 £43.00 Equity analyst price targets £43.00 £58.00 £50.50 Trading multiples: FV / 2017E EBITDA:10.0x – 13.0x2 £40.50 £55.75 £48.25 P/ E 2017E:14.5x – 19.5x3 £40.75 £55.00 £48.00 Discounted cash flow4: Braves financial estimates5 £40.25 £57.00 £48.50 £30.00 £40.00 £50.00 £60.00 £70.00 FV / 2017E EBITDA2 7.9x 9.9x 11.9x 13.9x 15.8x Source: Braves financial estimates; Equity analyst consensus; FactSet
Note: Valuation date as of 09/30/16; market data as of 12/05/16; Debt balance of £18,254mm as of 09/15/16, cash balance of £1,943mm as of 06/30/16, minority interest unaffected market value of £2,477mm, and equity affiliate adjustments of £23,241mm and £10,619mm for the unaffected market value of equity in Royals and ITC, respectively; diluted share count of 1,874mm as of 10/31/16
1 Values as of 10/20/16 represent unaffected share price; 2 Based on 2017E EBITDA of £9,479mm, which includes £2,174mm and £628mm to reflect Braves’ proportionate ownership in Royals and ITC, converted at unaffected FX rates respectively, per equity analyst consensus; 3 Based on 2017E EPS of £2.82; 4 Implied equity value reflects equity affiliates including 42% of Royals DCF equity value range of £22,648mm - £32,737mm at an GBP/USD exchange rate of 1.2703, and 30% of ITC’s market equity value; 5 Assumes a discount rate of 6.75% - 8.00% and a terminal growth rate of 0.0% - 1.0%;
6 Represents the arithmetic midpoint of each valuation range before rounding

Hypothetical illustrative analysis only – no prediction as to future share trading
B R A V E S I M P L I E D V A L U A T I O N A N A L Y S I S
J.P.Morgan

C O N F I D E N T I A L
Agenda
Page
Review of Braves’ current proposal
1
Royals implied valuation analysis
3
Braves implied valuation analysis
9
Combination analysis
12
Appendix
21
B O A R D D I S C U S S I O N M A T E R I A L S
J.P.Morgan

CONFIDENTIAL

Overview of potential operating synergies in a combination with Braves

Potential operating synergies

- Per Royals management, this analysis includes an assumption of $500mm in annual run-rate synergies which can potentially provide meaningful value to Royals shareholders in a transaction that includes stock consideration
- Per Royals management, we assume a range of $400mm-$600mm which would include, but is not limited to the following:
  - Consolidation of manufacturing (Mexico vs. Tobaccoville)
  - Consolidation of R&D platforms
  - Reduced supply chain expenses (procurement, etc.)
  - Reduction in certain administrative expenses (IR, SEC expenses, Board costs, other various public company costs)
  - Leadership/structure efficiencies
  - Consolidated marketing expenses
  - Consolidated finance, audit and communications departments
  - Conform certain HR related expenses (Payroll, annual bonus)
  - Combined portfolio of Next-Generation Products (vapor, Heat-not-burn, Niconovum AB)
- In addition, there are likely to be significant working capital improvement opportunities which would enhance cash flow for the pro forma company including, but not limited to:
  - Difference in size of respective dividends payouts
  - Ability to consolidate leaf purchasing/durations
  - Optimization of cash usage throughout the year to reduce borrowing costs
  - Elimination of payment by Braves to Royals for ceasing of manufacturing in Japan
  - Ability to utilize off-shore cash

Post-tax NPV of assumed $500mm run-rate operating synergies ($mm)

		Perpetuity growth		
		(0.5%)	0.0%	0.5%
Discount rate	5.75%	$5,257	$5,633	$6,080
	6.25%	$4,856	$5,171	$5,540
	6.75%	$4,510	$4,777	$5,086

Post-tax NPV[1] of synergy levels

		NPV
Run-rate operational synergies	$400	$4,136
	$500	$5,171
	$600	$6,205

Source: Royals management
Note: Assumes $500mm of operational synergies are phased in over 2 years, net of costs to achieve
[1] Assumes a terminal growth rate of 0.0%, a constant blended tax rate of 33.4% and a discount rate of 6.25%

COMBINATION ANALYSIS
12
J.P.Morgan

CONFIDENTIAL

Overview of illustrative tax efficiencies under various assumptions

NPV of Braves assumed tax efficiencies vs. Royals assumed tax efficiencies

Tax efficiencies implications under various assumptions ($bn)

	Braves assumed tax efficiencies[1]	Royals assumed tax efficiencies[2]
Intercompany debt[1]	$3.0	$16.0
Dividend and share repurchase withholding tax savings[3]	$1.6	$2.6
Corporate allocation efficiencies	$1.1	$1.5
Total	$5.8	$20.1

Source: Royals assumed tax efficiencies per Royals management (hereinafter referred to as the "Royals tax efficiencies"); Braves assumed tax efficiencies per Braves management (hereinafter referred to as "Braves tax efficiencies")
[1] Assumes a 35.0% net tax rate benefit in the U.S.; intercompany debt assumes a 5.25% interest rate; third party debt assumes a 3.65% interest rate; assumes a constant dividend withholding benefit for $80mm/year; net present value calculated assuming a 5.0% discount rate; domestic / foreign mix assumes 100% of revenues are booked in the U.S.; assumes no E&P benefit over time; assumes $55mm of annual corporate allocation efficiencies; [2] Assumes a 35.0% net tax rate benefit in the U.S.; intercompany debt assumes a 6.5% interest rate; third party debt assumes a 3.0% interest rate; assumes a constant Royals dividend payout of 80% of net income; net present value calculated assuming a 5.0% discount rate; domestic / foreign mix assumes 100% of revenues are booked in the U.S.; includes E&P benefit increasing intercompany debt capacity over time; assumes withholding tax efficiencies of 6.5% of Royals dividend and share repurchases attributable to Braves (42%); assumes $75mm of annual corporate allocation efficiencies

COMBINATION ANALYSIS

13

J.P.Morgan

C O N F I D E N T I A L
Illustrative tax efficiencies valuation bridge
Braves assumed tax efficiencies to Royals assumed tax efficiencies
Illustrative bridge of net present value of tax efficiencies ($bn)
$20.1 $20.12
$5.0
$15.2
$3.9
$11.3
$4.2
$2.4
$7.2
$6.2 $1.0
$5.81 $0.4
Increase allocations corporate benefit from $55mm/year to $75mm/year Increase annual dividend/share from repurchase $80mm/year savings to annually increasing amount Increase intercompany leverage time due over to annual earnings Change debt rate assumptions (from 5.25%/3.65% to 6.50%/3.00%)Net out tax deduction from acquisition debt, which is assumed to stay in place perpetually
Braves assumed tax efficiencies Corporate allocations Dividend withholding Intercompany debt increases due to E&P Differences in debt rate Braves guarantee structure with no assumed deleveraging Royals assumed tax efficiencies
Source: Royals tax efficiencies; Braves tax efficiencies ; Royals management
Note: Royals tax efficiencies assumes all tax planning opportunities are utilized by Braves
1 Assumes a 35.0% net tax rate benefit in the U.S.; intercompany debt assumes a 5.25% interest rate; third party debt assumes a 3.65% interest rate; assumes a constant dividend withholding benefit for $80mm/year; net present value calculated assuming a 5.0% discount rate; domestic / foreign mix assumes 100% of revenues are booked in the U.S.; assumes no E&P benefit over time; assumes $55mm of annual corporate allocation efficiencies; 2 Assumes a net 35.0% tax rate benefit in the U.S.; intercompany debt assumes a 6.5% interest rate; third party debt assumes a 3.0% interest rate; net present value calculated assuming a 5.0% discount rate; domestic / foreign mix assumes 100% of revenues are booked in the U.S.; includes E&P benefit increasing intercompany debt capacity over time; assumes a constant Royals dividend payout of 80% of net income; assumes withholding tax efficiencies of 6.5% of Royals dividend and share repurchases attributable to Braves (42%); assumes $75mm of annual corporate allocation efficiencies

C O M B I N A T I O N A N A L Y S I S
J.P.Morgan

CONFIDENTIAL

Illustrative transaction overview and accretion/dilution assuming Braves tax efficiencies

Transaction overview assuming Braves assumed tax efficiencies ($mm, except per share amounts)

	10/20 proposal at current Braves price and FX **$19bn of acquisition debt**	12/05 proposal at current Braves price and FX **$23bn of acquisition debt**
Illustrative offer price	$54.48[1]	$56.60[2]
Implied premium to unaffected price	16%	20%
Cash / stock mix ($)	$24.13 / $30.35	$29.44 / $27.16
Cash / stock mix (%)	44% / 56%	52% / 48%
Royals pro forma ownership[3]	20%	18%
Shares issued as % of Braves DSO[3]	24%	22%
Combined standalone debt[4]	$36,139	$36,139
Incremental acquisition debt	18,965	23,359
Total pro forma debt	$55,104	$59,497
Expected rating	BBB+ / Baa2	BBB+ / Baa2

Moody's PF leverage (Debt / EBITDA)


4.4x
3.6x
3.1x
PF Sept-2016
2017E
2018E


4.7x
3.9x
3.4x
PF Sept-2016
2017E
2018E

	10/20 proposal 2017E	10/20 proposal 2018E	12/05 proposal 2017E	12/05 proposal 2018E
Cash EPS acc / (dil) with operating synergies and tax efficiencies[5]	2.7%	5.9%	3.8%	7.2%

Source: Braves tax efficiencies; Royals management; Royals management projections; Braves financial statements
Note: Assumes synergies of $500mm per Braves proposal are phased in over 2 years, net of costs to achieve; Royals tax efficiencies assumes all tax planning opportunities are utilized by Braves
[1] Implied offer price per share calculated as Braves closing price of £43.43 at a GBP/USD exchange rate of 1.2703 as of 12/05/16 assuming an equity exchange ratio of 0.5502x plus cash consideration of $24.13; [2] Implied offer price per share calculated as Braves closing price of £43.43 at a GBP/USD exchange rate of 1.2703 assuming an equity exchange ratio of 0.4923x plus cash consideration of $29.44; [3] 830mm of Royals diluted shares outstanding as of 09/30/16 and currently not owned by Braves at an exchange ratio of 0.5502x at prior offer and 0.4923x at current offer; [4] Braves outstanding debt converted to USD at a GBP/USD exchange rate of 1.2250; [5] Assumes a 35.0% net tax rate benefit in the U.S.; intercompany debt assumes a 5.25% interest rate; third party debt assumes a 3.65% interest rate; assumes a constant dividend withholding benefit for $80mm/year; net present value calculated assuming a 5.0% discount rate; domestic / foreign mix assumes 100% of revenues are booked in the U.S.; assumes no E&P benefit over time; assumes $55mm of annual corporate allocation efficiencies

15

J.P.Morgan

COMBINATION ANALYSIS

CONFIDENTIAL

Illustrative market based value creation at December 5th Braves proposal assuming Braves tax efficiencies

Illustrative market based value creation in a cash / stock acquisition under current proposal ($mm, except per share data)



Braves
Royals
Operating synergies
Tax efficiencies
Assumes Royals unaffected price of: $47.17
Assumes Braves current price of: £43.43
$103,402
$39,028
$5,972
$24,359
% ownership:
17.9%
82.1%
$124,043
$22,145
$101,898
% value creation
19.2%
(1.5%)
$5,753
$129,797
$23,172
$106,624
% value creation
21.8%
3.1%
Implied 2016E FV / EBITDA multiple:
10.9x
13.2x
11.9x
11.9x
Braves standalone implied equity value ($7,452mm EBITDA)
Royals standalone[1] implied equity value ($5,933mm EBITDA)
Synergies[2] ($500mm pre-tax)
Cash paid to Royals shareholders
Pro forma implied equity value ($13,886mm EBITDA)[2]
Tax efficiencies[5]
Pro forma implied equity value with tax efficiencies

	Braves standalone	Royals standalone	Synergies	Cash paid to Royals shareholders	Pro forma	Tax efficiencies	Pro forma with tax efficiencies
Value per Royals Share[3]	-	$47.17	$2.62[3]	$29.44[4]	$26.77[4]		$28.01[4]

Total value to Royals shareholders: $56.21 (Cash paid + Pro forma); $57.45 (Cash paid + Pro forma with tax efficiencies)

Source: Braves tax efficiencies; Royals management projections; Royals management; Braves financial statements

Note: This analysis is merely illustrative of the impact of hypothetical trading at assumed multiples and should not be interpreted as a stock price prediction by J.P. Morgan; Royals tax efficiencies assumes all tax planning opportunities are utilized by Braves; GBP/USD exchange rate of 1.2703 as of 12/05/16; Source: Royals management; broker estimates; FactSet

[1] Implied equity value as of 10/20/16 represents the 58% currently not owned by Braves; [2] Braves' estimated synergies of $500mm of run-rate synergies; capitalized at a blended multiple of 11.9x; [3] Pro forma diluted shares outstanding of 2,330mm; [4] Royals diluted shares outstanding of 1,431mm as of 09/30/2016; [5] Assumes tax efficiencies are achieved through incremental intercompany debt at 5.25% interest and a 35.0% net tax rate benefit, as well as dividend withholding savings of $80mm per year and $55mm of annual corporate allocation efficiencies; assumes no incremental tax efficiency over time from E&P increases; assumes acquisition debt at a 3.65% interest rate with no acquisition debt pay down

COMBINATION ANALYSIS

16

J.P.Morgan

Hypothetical illustrative analysis only – no prediction as to future share trading

CONFIDENTIAL

Illustrative intrinsic value creation at December 5th Braves proposal assuming Braves tax efficiencies

Illustrative intrinsic value creation in a cash / stock acquisition under current proposal ($mm, except per share data)


Braves
Royals
Operating synergies
Tax efficiencies
$112,355
$46,704
$5,171
$24,359
% ownership:
17.9%
82.1%
$139,870
$24,971
$114,899
% value creation
5.6%
2.3%
$5,753
$145,624
$25,998
$119,626
% value creation
7.8%
6.5%
Braves standalone[1] implied equity value
Royals standalone[2] implied equity value
Synergies[3] ($500 pre-tax)
Cash paid to Royals shareholders
Pro forma implied equity value
Tax efficiencies[6]
Pro forma implied equity value with tax efficiencies
Value per Royals Share[3]
-
$56.45
$2.27[4]
$29.44[5]
$30.18[5]
$31.42[5]
Total value to Royals shareholders
$59.62
$60.86

Source: Braves tax efficiencies; Royals management projections; Royals management; Braves financial statements

Note: This analysis is merely illustrative of the impact of hypothetical trading at assumed multiples and should not be interpreted as a stock price prediction by J.P. Morgan; Royals tax efficiencies assumes all tax planning opportunities are utilized by Braves; assumes intrinsic standalone implied equity value is the mid-point of the DCF range; GBP/USD exchange rate of 1.2703 as of 12/05/16; Source: Royals management; broker estimates; FactSet; [1] Reflects a WACC range of 6.75%-8.0% and a terminal growth rate of 0.0%-1.0%; [2] Implied equity value represents 58% currently not owned by Braves; Reflects a WACC range of 5.75%-6.75% and a terminal growth rate range of 0.0%-1.0%; [3] Estimates assume synergies of $500mm per Braves proposal are phased in over 2 years, net of costs to achieve; present value calculated assuming 6.25% discount and long-term growth rate of 0.0%; [4] Pro forma diluted shares outstanding of 2,330mm; [5] Royals diluted shares outstanding of 1,431mm as of 09/30/2016; [6] Assumes tax efficiencies are achieved through incremental intercompany debt at 5.25% interest and a 35.0% net tax rate benefit, as well as dividend withholding savings of $80mm per year and $55mm of annual corporate allocation efficiencies; assumes no incremental tax efficiency over time from E&P increases; assumes acquisition debt at a 3.65% interest rate with no acquisition debt pay down

17

J.P.Morgan

COMBINATION ANALYSIS

Hypothetical illustrative analysis only – no prediction as to future share trading

CONFIDENTIAL

Summary financial and valuation impact of varying tax efficiency assumptions

Operational synergy assumptions same in all scenarios

	Braves assumed tax efficiencies[1]	Royals assumed tax efficiencies[2]
Accretion / dilution with operational synergies and tax efficiencies		
2017E	3.8%	7.7%
2018E	7.2%	11.6%
Market based value creation with operational synergies and tax efficiencies		
Royals	21.8%	28.4%
Braves	3.1%	14.5%
Intrinsic value creation with operational synergies and tax efficiencies		
Royals	7.8%	13.3%
Braves	6.5%	17.0%

Source: Royals management; Royals tax efficiencies; Braves tax efficiencies

[1] Assumes a 35.0% net tax rate benefit in the U.S.; intercompany debt assumes a 5.25% interest rate; third party debt assumes a 3.65% interest rate; assumes a constant dividend withholding benefit for $80mm/year; net present value calculated assuming a 5.0% discount rate; domestic / foreign mix assumes 100% of revenues are booked in the U.S.; assumes no E&P benefit over time; assumes $55mm of annual corporate allocation efficiencies; [2] Assumes a 35.0% net tax rate benefit in the U.S.; intercompany debt assumes a 6.5% interest rate; third party debt assumes a 3.0% interest rate; net present value calculated assuming a 5.0% discount rate; domestic / foreign mix assumes 100% of revenues are booked in the U.S.; includes E&P benefit increasing intercompany debt capacity over time; assumes a constant Royals dividend payout of 80% of net income; assumes withholding tax efficiencies of 6.5% of Royals dividend and share repurchases attributable to Braves (42%); assumes $75mm of annual corporate allocation efficiencies

COMBINATION ANALYSIS

18

J.P.Morgan

C O N F I D E N T I A L
Price sensitivity analysis assuming Braves tax efficiencies
Price sensitivity analysis ($mm, except per share data)
Assumed max cash consideration Additional stock
Premium to unaffected $47.17 20.0% 20.8% 21.9% 23.0% 24.0% 25.1% 26.1% 26.8% 27.2%
Price per share $56.60 $57.00 $57.50 $58.00 $58.50 $59.00 $59.50 $59.79 $60.00
Cash per share ($24.4bn total cash consideration) 1 $29.44 $29.44 $29.44 $29.44 $29.44 $29.44 $29.44 $29.44 $29.44
Stock per share $27.16 $27.56 $28.06 $28.56 $29.06 $29.56 $30.06 $30.35 $30.56
Implied exchange ratio 0.4923 0.4996 0.5086 0.5177 0.5267 0.5358 0.5449 0.5502 0.5539
% cash / stock split 52% / 48% 52% / 48% 51% / 49% 51% / 49% 50% / 50% 50% / 50% 49% / 51% 49% / 51% 49% / 51%
Implied Royals % of PF ownership 17.9% 18.1% 18.3% 18.6% 18.9% 19.1% 19.4% 19.5% 19.6%
Implied equity purchase price 57.8% 46,831 47,162 47,575 47,989 48,403 48,816 49,230 49,472 49,644
Implied transaction value 2 $57,822 $58,153 $58,566 $58,980 $59,394 $59,807 $60,221 $60,463 $60,635
LTM Sep-16 EBITDA $5,694 16.2x 16.3x 16.4x 16.5x 16.6x 16.8x 16.9x 17.0x 17.0x
Adjusted LTM Sep-16 EBITDA3 $5,849 15.7x 15.8x 15.9x 16.1x 16.2x 16.3x 16.4x 16.5x 16.6x
Royals – Market based value creation 21.8% 22.5% 23.4% 24.3% 25.2% 26.0% 26.9% 27.4% 27.8%
Braves – Market based value creation 3.1% 2.8% 2.5% 2.2% 1.8% 1.5% 1.2% 1.0% 0.9%
Royals – Intrinsic value creation 7.8% 8.5% 9.3% 10.2% 11.0% 11.8% 12.6% 13.1% 13.4%
Braves – Intrinsic value creation 6.5% 6.2% 5.8% 5.5% 5.2% 4.8% 4.5% 4.3% 4.1%
Cash acc / dil – FY 2017E EPS 3.8% 3.6% 3.2% 2.9% 2.6% 2.2% 1.9% 1.7% 1.6%
Cash acc / dil – FY 2018E EPS 7.2% 6.9% 6.6% 6.2% 5.9% 5.5% 5.2% 5.0% 4.9%
Braves assumed tax efficiencies4
Source: Braves tax efficiencies; Royals management; Royals filings; broker estimates; FactSet
Note: Assumes GBP / USD exchange rate of 1.2703 as of 12/05/16; Royals closing price of $54.93 and Braves closing price of £43.43 as of 12/05/16
1 Assumes $1bn of balance sheet cash is used in the transaction; implies 4.7x pro forma Moody’s adjusted leverage; 2 Assumes net debt of $10,991mm as of 09/30/16; 3 Includes adjustments for run-rate Lorillard synergies in the amount of $155mm; 4 Assumes operational synergies of $500mm are phased in over 2 years, net of costs to achieve; tax efficiencies assumes a 35.0% net tax rate benefit in the U.S.; intercompany debt assumes a 5.25% interest rate; third party debt assumes a 3.65% interest rate; assumes a constant dividend withholding benefit for $80mm/year; domestic / foreign mix assumes 100% of revenues are booked in the U.S.; assumes no E&P benefit over time; assumes $55mm of annual corporate allocation efficiencies

Hypothetical illustrative analysis only – no prediction as to future share trading
C O M B I N A T I O N A N A L Y S I S
J.P.Morgan

C O N F I D E N T I A L
Price sensitivity analysis assuming Royals tax efficiencies
Price sensitivity analysis ($mm, except per share data)
Assumed max cash consideration
Additional stock
Premium to unaffected $47.17 20.0% 20.8% 21.9% 23.0% 24.0% 25.1% 26.1% 26.8% 27.2%
Price per share $56.60 $57.00 $57.50 $58.00 $58.50 $59.00 $59.50 $59.79 $60.00
Cash per share ($24.4bn total cash consideration)1 $29.44 $29.44 $29.44 $29.44 $29.44 $29.44 $29.44 $29.44 $29.44
Stock per share $27.16 $27.56 $28.06 $28.56 $29.06 $29.56 $30.06 $30.35 $30.56
Implied exchange ratio 0.4923 0.4996 0.5086 0.5177 0.5267 0.5358 0.5449 0.5502 0.5539
% cash / stock split 52% / 48% 52% / 48% 51% / 49% 51% / 49% 50% / 50% 50% / 50% 49% / 51% 49% / 51% 49% / 51%
Implied Royals % of PF ownership 17.9% 18.1% 18.3% 18.6% 18.9% 19.1% 19.4% 19.5% 19.6%
Implied equity purchase price 57.8% 46,831 47,162 47,575 47,989 48,403 48,816 49,230 49,472 49,644
Implied transaction value 2 $57,822 $58,153 $58,566 $58,980 $59,394 $59,807 $60,221 $60,463 $60,635
LTM Sep-16 EBITDA $5,694 16.2x 16.3x 16.4x 16.5x 16.6x 16.8x 16.9x 17.0x 17.0x
Adjusted LTM Sep-16 EBITDA3 $5,849 15.7x 15.8x 15.9x 16.1x 16.2x 16.3x 16.4x 16.5x 16.6x
Royals – Market based value creation 28.4% 29.2% 30.2% 31.1% 32.1% 33.1% 34.0% 34.6% 35.0%
Braves – Market based value creation 14.5% 14.2% 13.9% 13.5% 13.1% 12.8% 12.4% 12.2% 12.0%
Royals – Intrinsic value creation 13.3% 14.1% 15.0% 15.9% 16.8% 17.7% 18.6% 19.1% 19.5%
Braves – Intrinsic value creation 17.0% 16.7% 16.3% 15.9% 15.5% 15.2% 14.8% 14.6% 14.4%
Cash acc / dil – FY 2017E EPS 7.7% 7.4% 7.0% 6.7% 6.3% 6.0% 5.6% 5.4% 5.3%
Cash acc / dil – FY 2018E EPS 11.6% 11.3% 10.9% 10.5% 10.2% 9.8% 9.5% 9.3% 9.1%
Royals assumed tax efficiencies4
Source: Royals tax efficiencies; Royals management; Royals filings; broker estimates; FactSet
Note: Assumes GBP / USD exchange rate of 1.2703 as of 12/05/16; Royals closing price of $54.93 and Braves closing price of £43.43 as of 12/05/16
1 Assumes $1bn of balance sheet cash is used in the transaction; implies 4.7x pro forma Moody’s adjusted leverage; 2 Assumes net debt of $10,991mm as of 09/30/16; 3 Includes adjustments for run-rate Lorillard synergies in the amount of $155mm; 4 Assumes operational synergies of $500mm are phased in over 2 years, net of costs to achieve; tax efficiencies assumes a 35.0% net tax rate benefit in the U.S.; intercompany debt assumes a 6.5% interest rate; third party debt assumes a 3.0% interest rate; assumes a constant Royals dividend payout of 80% of net income; net present value calculated assuming a 5.0% discount rate; domestic / foreign mix assumes 100% of revenues are booked in the U.S.; includes E&P benefit increasing intercompany debt capacity over time; assumes withholding tax efficiencies of 6.5% of Royals dividend and share repurchases attributable to Braves (42%); assumes $75mm of annual corporate allocation efficiencies

Hypothetical illustrative analysis only – no prediction as to future share trading
C O M B I N A T I O N A N A L Y S I S
J.P.Morgan

C O N F I D E N T I A L
Agenda
Page
Review of Braves’ current proposal 1
Royals implied valuation analysis 3
Braves implied valuation analysis 9
Combination analysis 12
Appendix 21
B O A R D D I S C U S S I O N M A T E R I A L S
J.P.Morgan

CONFIDENTIAL

Braves and Royals – public market overview

Braves public market overview

(£mm / $mm, except per share data)		GBP	USD[1]
Closing price (12/05/16)		£43.43	$55.17
% 52-wk high		*84.6%*	*84.6%*
Shares outstanding		1,874.3	1,874.3
Market cap		**£81,399**	**$103,402**
+ Debt as of 09/15/16		£18,254	$23,189
- Cash as of 06/30/16		(1,943)	(2,468)
- Other adj. as of 06/30/16[2]		(33,642)	(42,735)
Implied firm value		**£64,069**	**$81,387**
FYE 12/31	2015A	2016E	2017E
Revenues	£13,104	£14,852	£16,671
% growth	(6.2%)	*13.3%*	*12.2%*
EBITDA	£5,355	£5,866	£6,677
% margin	*40.9%*	*39.5%*	*40.0%*
EPS	£2.30	£2.45	£2.82
% growth	*38.2%*	*6.4%*	*15.0%*
Implied valuation		2016E	2017E
FV / EBITDA		10.9x	9.6x
P/E		17.7x	15.4x
Credit metrics	Debt as of 09/15/16	(cash as of 06/30/16)	
Debt / 2016E EBITDA			3.1x
Net debt / 2016E EBITDA			2.8x
Credit ratings			A- / A3

Royals public market overview

($mm, except per share data)			USD[1]
Closing price (12/05/16)			$54.93
% 52-wk high			*97.0%*
Shares outstanding			1,430.9
Market cap			**$78,601**
+ Debt as of 09/30/16			$12,950
- Cash as of 09/30/16			(1,959)
- Other adj. as of 09/30/16			0
Implied firm value			**$89,592**
FYE 12/31	2015A	2016E	2017E
Revenues	$10,675	$12,479	$13,009
% growth	26.0%	*16.9%*	*4.3%*
EBITDA	$4,529	$5,933	$6,313
% margin	*42.4%*	*47.5%*	*48.5%*
EPS	$1.98	$2.31	$2.53
% growth	–	*16.6%*	*9.8%*
Implied valuation		2016E	2017E
FV / EBITDA		15.1x	14.2x
P/E		23.8x	21.7x
Credit metrics			As of 9/30/2016
Debt / 2016E EBITDA			2.2x
Net debt / 2016E EBITDA			1.9x
Credit ratings			BBB / Baa3

Source: Royals management, FactSet, equity research, Royals filings and Braves filings. Market data as of 12/05/16
Note: Braves 2015A and 2016E financials adjusted for TDR acquisition
[1] GBP/USD exchange rate of 1.2703 as of 12/05/16
[2] Assumes Braves net other adjustment of £33,642mm, consisting of £2,199mm in current market value of minority interests and (£35,841mm) in associates current market value

APPENDIX

21

J.P.Morgan

C O N F I D E N T I A L
Tobacco peers – Operational benchmarking
Net debt/ EBITDA Dec-16E EBITDA margin Dec-16E Dec-17E CAGR 2016E–18E Sales EBITDA EPS
Royals1 1.9x 47.5% 48.5% 4.5% 7.7% 9.8%
Braves2 2.8x 39.5% 40.0% 8.0% 9.6% 11.3%
2.2x 44.2% 45.3% 4.4% 7.5% 8.7%
1.0x 48.0% 49.8% 2.2% 5.3% 9.4%
0.7x 33.4% 32.8% 3.1% 3.2% 4.3%
3.3x 47.1% 46.6% 5.6% 5.5% 6.5%
1.1x 28.7% 28.5% 3.3% 2.8% 5.2%
Peers average (12/05/16) 1.6x 40.3% 40.6% 3.7% 4.9% 6.8%
Peers median (12/05/16) 1.1x 44.2% 45.3% 3.3% 5.3% 6.5%
Peers average (11/04/16) 1.6x 41.7% 41.8% 3.9% 4.6% 7.7%
Peers median (11/04/16) 1.1x 44.3% 45.5% 3.0% 4.4% 8.6%
Source: FactSet consensus as of 12/05/16 22
1 Per Royals management projections
2 EBITDA exclude income from associates in Royals and ITC
A P P E N D I X
J.P.Morgan

C O N F I D E N T I A L
P/E NTM over time – Tobacco peers
10-year P/E NTM evolution
Royals Braves Altria PMI SWMA IMB JT
Current 18.9x 17.5x 18.8x 19.5x 19.0x 13.8x 16.6x
10-year avg. 14.2x 14.5x 14.3x 15.4x 15.9x 12.2x 17.8x
5-year avg. 16.5x 15.6x 16.2x 17.0x 16.8x 12.6x 15.5x
3-year avg. 18.2x 16.4x 17.7x 18.0x 16.9x 13.6x 16.1x
1-year avg. 20.3x 17.6x 19.9x 20.6x 17.8x 14.9x 17.9x
30x 25x 20x19.5x 19.0x 18.9x 18.8x 17.5x 16.6x 15x 13.8x 10x 5x
Oct-06 Nov-07 Jan-09 Feb-10 Mar-11 May-12 Jun-13 Jul-14 Sep-15 Oct-16
Source: FactSet as of 10/20/16 (unaffected date)
1 Since PMI listing on 03/31/08

A P P E N D I X
J.P.Morgan

C O N F I D E N T I A L
FV/EBITDA NTM evolution vs. historical transaction multiples – Tobacco industry
10-year FV/EBITDA NTM evolution vs. historical transaction multiples
International Tobacco index1 US Tobacco index2
Current 12.1x 12.6x
10-year avg. 10.9x 9.4x
5-year avg. 11.9x 11.1x
3-year avg. 12.6x 12.1x
1-year avg. 13.7x 13.5x
16.5x 12.5x 10.7x 8.6x 8.5x 4.5x
Oct-06 Oct-07 Oct-08 Oct-09 Oct-10 Oct-11 Oct-12 Oct-13 Oct-14 Oct-15 Oct-16
Philip Morris USA/ John Middleton 15.8x
PMI/Lakson Tobacco 14.8x
Imperial Tobacco/ Altadis 14.1x
JT/Gallaher 13.0x
Braves/Bentoel 14.0x
Altria/UST 12.0x
Braves/Tekel 11.4x
Braves/Skandinavisk 11.2x
PMI/Rothmans 9.7x
Imperial Tobacco/ Commonwealth Brands 10.9x
Braves/Souza Cruz 16.0x
Royals/Lorillard 13.8x
Braves/Protabaco 11.3x
12.6x 12.1x
Braves/TDR 12.5x
Imperial Tobacco/Royals and Lorillard assets 8.8x
Source: Company information, Equity research, FactSet as of 10/20/16 (unaffected date); Tobacco indexes represents median valuation of tobacco peers over time Note: Yellow diamonds denote FV/EBITDA multiples
1 International Tobacco index includes Braves, PMI, SWMA, IMB and JT
2 US Tobacco index includes Royals and Altria 24
A P P E N D I X
J.P.Morgan

C O N F I D E N T I A L
FV/EBITDA NTM evolution vs. historical transaction multiples – Tobacco industry
FV/EBITDA NTM evolution vs. historical transaction multiples
20.0x TransactionSector1 trading multiples at announcement
Average delta to sector trading multiples (precedents): 1.8x
15.0x 13.0x 14.8x 10.9x 14.1x 15.8x 11.4x 11.2x 9.7x 12.0x 14.0x 11.3x 13.8x 11.7x 16.0x 13.0x 10.0x 8.8x
5.0x10.6x10.5x10.4x11.2x12.1x9.9x9.6x9.6x9.9x9.2x 8.9x11.7x13.3x12.5x 0.0x
Braves/ Souza Cruz
JT/ Gallaher PMI/ Lakson Tobacco IMB/ Common-wealth Brands IMB/ Altadis Philip Morris USA/ John Middleton Braves/ Tekel Braves/ Skand-inavisk PMI/ Rothmans Altria/ UST Braves/ Bentoel Braves/ Protabaco Royals/ Lorillard IMB/ Royals and Lorillard assets Braves/ TDR
15 19 08 18 01 22 28 31 08 17 26 15 15 23 01
Dec-06 Jan-07 Feb-07 Jul-07 Nov-07 Feb-08 Feb-08 Jul-08 Sep-08 Jun-09 May-11 Jul-14 Jul-14 Feb-15 Jun-15
Source: Company information, Equity research, FactSet Note: Implied transaction multiple based on LTM EBITDA
1 Sector index represents median valuation of tobacco peers in the week of the announcement; index includes Royals, Braves, Altria, PMI, SWMA, IMB and JT

A P P E N D I X
J.P.Morgan

CONFIDENTIAL

Tobacco sector transaction comparables

Key selected tobacco transactions

Announcement	Target	Acquiror	Implied Firm value ($mm)	LTM Multiples[1] FV/sales	FV/EBITDA	EBITDA margin
01-Jun-15	TDR	Braves	599	3.91x	12.5x	*31.3%*
23-Feb-15	Souza Cruz (24.7%)	Braves	14,185	6.33x	16.0x	*39.6%*
15-Jul-14	Lorillard	Royals	27,949[2]	5.58x	13.8x	*40.4%*
15-Jul-14	Lorillard and Royals assets	Imperial Tobacco	7,056	2.94x	8.8x	*33.3%*
26-May-11	Protabaco	Braves	452	4.11x	11.3x	*36.4%*
17-Jun-09	Bentoel (85.1%)	Braves	744	1.27x	14.0x	*9.0%*
08-Sep-08	UST	Altria	11,681	5.87x	12.0x	*48.9%*
31-Jul-08	Rothmans	PMI	1,934[3]	4.94x	9.7x	*50.8%*
28-Feb-08	Skandinavisk	Braves	4,141	4.42x	11.2x	*N/A*
22-Feb-08	Tekel	Braves	1,720	3.31x	11.4x	*29.0%*
01-Nov-07	John Middleton	Philip Morris USA	2,900[4]	8.06x	15.8x	*51.0%*
18-Jul-07	Altadis	Imperial Tobacco	22,619[5]	4.12x	14.1x	*29.3%*
08-Feb-07	Commonwealth Brands	Imperial Tobacco	1,900	5.46x	10.9x	*50.0%*
19-Jan-07	Lakson Tobacco	PMI	675	2.13x	14.8x	*14.4%*
15-Dec-06	Gallaher	Japan Tobacco	18,938	3.64x	13.0x	*28.0%*
24-Apr-06	Conwood	Royals	3,500	7.78x	13.2x	*59.1%*
13-Mar-05	PTHM Sampoerna	PMI	5,082	2.70x	13.9x	*19.5%*
07-Mar-02	Reemtsma	Imperial Tobacco	5,103	2.47x	13.4x	*18.5%*
22-Jun-01	Austria Tabak	Gallaher Group	1,871	1.60x	7.4x	*21.4%*
Mean				**4.24x**	**12.5x**	***33.9%***
Median				**4.11x**	**13.0x**	***32.3%***

Source: Press releases, annual reports and information brochures of target, broker reports; based on most recent available financials at time of announcement of the transaction
[1] LTM multiples based on transaction value in local currency
[2] Implied firm value is pension-adjusted and based on fully diluted equity
[3] Transaction value reflects 100% of RI and 60% of RBH not currently owned by PMI (100% of RI cash & ST investments, 60% of RBH cash, and 60% of RBH debt) as of 07/31/08; financials reflect 60% of RI consolidated revenue and EBITDA
[4] Implied firm value excludes $700mm in present value of tax benefits (multiples based on brokers' estimates)
[5] Implied firm value adjusted by minority in Logista valued at market value

APPENDIX

26

J.P.Morgan

For reference only
CONFIDENTIAL

Selected consumer sector transaction comparables

Transactions with $10bn+ implied firm value

Selected consumer sector transactions with $10bn+ implied firm value

Announcement	Target	Acquiror	Implied Firm value ($mm)	LTM Multiples[1]		*EBITDA margin*
				FV/sales	FV/EBITDA	
14-Dec-15	Jarden	Newell Rubbermaid	17,936	2.13x	17.6x	*12.1%*
07-Dec-15	Keurig Green Mountain	JAB Holdings	14,273	3.16x	13.2x	*23.9%*
11-Nov-15	SABMiller	AB InBev	111,608[2]	5.63x[2]	15.7x[2]	*35.8%*[2]
24-Mar-15	Kraft Foods	Heinz	55,871	3.07x	15.8x	*19.4%*
13-Jan-14	Beam	Suntory	15,723	6.17x	19.7x	*31.3%*
14-Feb-13	Heinz	3G Capital	27,482	2.35x	13.2x	*17.8%*
29-Jun-12	Modelo	AB InBev	37,546[3]	5.07x[3]	16.8x[3]	*31.1%*[3]
23-Apr-12	Pfizer Nutrition	Nestle	11,850	5.15x	20.6x	*25.0%*
21-Jun-10	Foster's Group	SABMiller	11,249	5.22x	13.6x	*38.2%*
07-Sep-09	Cadbury	Kraft Foods	21,679	2.22x	12.9x	*17.2%*
11-Jun-08	Anheuser-Busch	InBev	49,050	2.86x	12.4x	*23.0%*
28-Apr-08	Wrigley	Mars	23,142	4.14x	18.3x	*22.6%*
09-Jul-07	Numico	Danone	16,449	4.40x	21.6x	*20.4%*
28-Jan-05	Gillette	P&G	57,214	5.46x	18.6x	*29.4%*
	Mean			**4.07x**	**16.4x**	***24.8%***
	Median			**4.27x**	**16.3x**	***23.4%***

Source: Press releases, annual reports and information brochures of target, broker reports; based on most recent available financials at time of announcement of the transaction
[1] LTM multiples based on transaction value in local currency
[2] Based on ABI latest offer proposed on 07/26/2016 and a GBP/USD of 1.312 as of 07/26/2016; SABMiller implied firm value and financials are pre-divestments of MillerCoors, European Premium Brands and CR Snow; SABMiller implied FV/EBITDA multiple post-divestments of MillerCoors, European Premium Brands and CR Snow of 17.5x based on SABMiller implied firm value of $97.2bn and LTM EBITDA of $5.5bn
[3] Modelo implied firm value and LTM financials exclude 53.5% DIFA acquisition and 50% disposal of Crown to Constellation Brands

APPENDIX
27
J.P.Morgan

CONFIDENTIAL

Illustrative accretion / dilution analysis assumes Braves tax efficiencies

Accretion / dilution detail (12/05 proposal)

$mm FYE Dec-31	2017E	2018E
Braves standalone		
Net income	$6,702	$7,213
Diluted EPS	$3.58	$3.85
Transaction adjustments		
Royals EBIT	$6,181	$6,736
(+) Synergies achieved[1]	250	500
(-) IFRS adjustments[2]	(160)	(160)
(+) Incremental interest income / (expense)	(1,465)	(1,394)
Incremental EBT	**$4,806**	**$5,682**
(+) Incremental income tax credit / (expense)[3]	(1,813)	(2,118)
(+) Increase /(decrease) of post-tax results of associates and JVs	(1,508)	(1,646)
Total Net Adjustments	**$1,485**	**$1,917**
PF Net Income with operating synergies	**$8,187**	**$9,130**
Tax efficiencies adjustments		
(+) Tax efficiencies through intercompany debt[4]	149	149
(+) Dividend w ithholding tax efficiencies[5]	80	80
(+) Intercompany cost / purchase agreement[6]	55	55
Total tax efficiencies adjustments	$284	$284
PF Net Income with operating synergies and tax efficiencies	**$8,471**	**$9,414**
Braves' current share outstanding (mm)[7]	1,874	1,874
Shares issued to Royals (mm)[7]	407	407
PF shares O/S after combination	**2,282**	**2,282**
PF diluted EPS (w/ operating synergies and tax efficiencies)	**$3.71**	**$4.13**
Cash EPS acc/dil ($)	**$0.14**	**$0.28**
Cash EPS acc/dil (%)	**3.8%**	**7.2%**

Source: Braves tax efficiencies; Royals management; Braves financial estimates; Note: Analysis assumes a 9/30/16 transaction date; GBP/USD exchange rate of 1.2703 as of 12/05/16; [1] Operating synergies, phased in over 2 years and net of cost to achieve; [2] Annual impact assumed for IFRS treatment of Royals on a pro forma basis; [3] Assumes a constant blended tax rate of 33.4%, based on the EBIT contribution in 2017E; [4] Intercompany debt assumes a 5.25% interest rate; third party debt assumes a 3.65% interest rate and a 35.0% net tax rate benefit; [5] Assumes a constant dividend withholding benefit for $80mm/year; [6] Assumes $55mm of annual corporate allocation efficiencies; [7] Assumes Braves and Royals diluted shares outstanding of 1,874mm as of 10/31/16 and 1,431mm as of 09/30/16, respectively

APPENDIX

28

J.P.Morgan

CONFIDENTIAL

Value creation sensitivities at December 5th proposal assuming Braves efficiencies

Market based value creation sensitivities[1,2]

Braves

				Assumed Royals price per share		
				$44.92	$47.17	$49.53
				Implied equity value (58%)		
				$37,170	$39,028	$40,980
Assumed Braves price per share	£41.36	Implied equity value ($)	$98,478	2.6%	4.2%	5.8%
	£43.43		$103,402	1.6%	3.1%	4.7%
	£45.60		$108,572	0.7%	2.1%	3.6%

Royals

				Assumed Royals price per share		
				$44.92	$47.17	$49.53
				Implied equity value (58%)		
				$37,170	$39,028	$40,980
Assumed Braves price per share	£41.36	Implied equity value ($)	$98,478	24.6%	19.5%	14.7%
	£43.43		$103,402	27.0%	21.8%	16.8%
	£45.60		$108,572	29.5%	24.2%	19.1%

Intrinsic value creation sensitivities[2,3]

Braves

				Assumed Royals price per share		
				$47.67	$56.45	$68.90
				Implied equity value (58%)		
				$39,441	$46,704	$57,011
Assumed Braves price per share	£40.25	Implied equity value ($)	$95,841	4.4%	10.7%	19.5%
	£47.19		$112,355	1.2%	6.5%	14.0%
	£56.88		$135,430	(2.1%)	2.3%	8.6%

Royals

				Assumed Royals price per share		
				$47.67	$56.45	$68.90
				Implied equity value (58%)		
				$39,441	$46,704	$57,011
Assumed Braves price per share	£40.25	Implied equity value ($)	$95,841	16.9%	1.5%	(13.6%)
	£47.19		$112,355	24.4%	7.8%	(8.4%)
	£56.88		$135,430	34.8%	16.6%	(1.2%)

Source: Royals management; broker estimates; FactSet as of 12/05/16
Note: Assumes GBP / USD exchange rate of 1.2703 as of 12/05/16
[1] Assumes synergies of $500mm phased in over 2 years, net of costs to achieve; present value calculated assuming a blended multiple of 11.9x; [2] Assumes a 35.0% net tax rate benefit in the U.S.; intercompany debt assumes a 5.25% interest rate; third party debt assumes a 3.65% interest rate; assumes a constant dividend withholding benefit for $80mm/year; net present value calculated assuming a 5.0% discount rate; domestic / foreign mix assumes 100% of revenues are booked in the U.S.; assumes no E&P benefit over time; assumes $55mm of annual corporate allocation efficiencies; [3] Assumes operational synergies of $500mm are phased in over 2 years, net of costs to achieve; present value calculated assuming a 6.25% discount rate

APPENDIX

29

J.P.Morgan

Hypothetical illustrative analysis only – no prediction as to future share trading

CONFIDENTIAL

Royals / Braves – illustrative optimized tax efficiencies – cash / stock acquisition

Tax efficiencies ($mm)

FYE 12/31	2017E	2018E	2019E	2020E	2021E	
5-year forward projections						
EBITDA	**$6,313**	**$6,877**	**$7,329**	**$8,026**	**$8,696**	
D&A	(132)	(141)	(139)	(146)	(148)	
Interest expense, net	($577)	($601)	($646)	($657)	($646)	
EBT	$5,604	$6,134	$6,544	$7,224	$7,902	
Tax at 35.0%	$1,961	$2,147	$2,290	$2,528	$2,766	
Benefit of intercompany debt at Royals						
EBITDA	**$5,933**	**$6,313**	**$6,877**	**$7,329**	**$8,026**	
Target debt / EBITDA	6.5x	6.5x	6.5x	6.5x	6.5x	
Maximum US debt capacity	$38,567	$41,036	$44,699	$47,638	$52,172	
Less: Standalone debt	$12,950	$12,450	$12,450	$12,057	$11,845	
Maximum US intercompany debt	**$25,617**	**$28,586**	**$32,249**	**$35,581**	**$40,327**	
Memo: Cash consideration	$24,359					
(+) Current year E&P	$0	$2,613	$2,848	$2,994	$3,309	
Memo: Maximum IC debt under new regulations	$24,359	$26,972	$29,820	$32,813	$36,123	
Total intercompany debt	**$24,359**	**$26,972**	**$29,820**	**$32,813**	**$36,123**	
Internal debt rate	6.5%	6.5%	6.5%	6.5%	6.5%	
Intercompany interest expense	$1,583	$1,753	$1,938	$2,133	$2,348	
Memo: Section 163 (j) limit	$2,967	$3,157	$3,438	$3,664	$4,013	
Intercompany interest expense (post 163(j))	$1,583	$1,753	$1,938	$2,133	$2,348	
Net increase in US interest expense	**$1,583**	**$1,753**	**$1,938**	**$2,133**	**$2,348**	
Incremental tax efficiencies at 35.0%	**$554**	**$614**	**$678**	**$747**	**$822**	**Base tax efficiencies**
Terminal value of tax efficiencies at 35.0%					$16,436	
PV of tax efficiencies (5% discount rate)	$534	$563	$593	$622	$13,688	
PV of tax efficiencies (2017 and after)	**$16,000**					
Dividend and share repurchases withholding tax efficiencies						
Royals dividend attributable to Braves	1,186	1,278	1,381	1,499	1,634	
Royals share repurchase attributable to Braves	$333	$359	$422	$422	$422	
Total distribution to Braves	**1,518**	**1,637**	**1,803**	**1,920**	**2,055**	
Incremental tax efficiencies at 6.5%	**$99**	**$106**	**$117**	**$125**	**$134**	**Base tax efficiencies**
Terminal value of tax efficiencies at 6.5%					$2,672	
PV of tax efficiencies (5% discount rate)	$95	$98	$102	$104	$2,225	
PV of tax efficiencies (2017 and after)	**$2,624**					
Tax efficiencies through intercompany cost / purchase agreement						
Intercompany cost / purchase agreement	**$75**	**$75**	**$75**	**$75**	**$75**	**Base tax efficiencies**
Terminal value of tax efficiencies at 35.0%					$1,500	
PV of tax efficiencies (5% discount rate)	$72	$69	$66	$62	$1,249	
PV of tax efficiencies (2017 and after)	**$1,518**					
Total incremental tax efficiencies	**$728**	**$795**	**$871**	**$946**	**$1,030**	
Total PV of tax efficiencies (2017 and after)	**$20,143**					

Note: Royals tax efficiencies; Royals management projections; assumes a 35.0% net tax rate benefit in the U.S.; intercompany debt assumes a 6.5% interest rate; third party debt assumes a 3.0% interest rate; assumes a constant Royals dividend payout of 80% of net income; present value calculated assuming a 5.0% discount rate; domestic / foreign mix assumes 100% of revenues are booked in the U.S.

APPENDIX

30

J.P.Morgan

C O N F I D E N T I A L
Royals discount rate analysis
Discount rate summary
Risk free rate1 2.2%
Equity risk premium 6.0% — 7.0%
Levered beta 0.45 — 0.95
Country risk premium 0.0% — 0.0%
Cost of equity 4.9% — 8.9%
Pre-tax cost of debt 3.7%
Post-tax cost of debt 2.3%
Debt/total cap target 15.0%
Calculated discount rate 4.5% — 7.9%
Selected range 5.75% — 6.75%
Cost of equity vs. Debt/total cap target3
Cost of equity
4.9% 6.2% 7.6% 8.9%
5.0% 4.8% 6.1% 7.3% 8.6%
Debt/total cap 10.0% 4.7% 5.9% 7.0% 8.2%
15.0% 4.5% 5.7% 6.8% 7.9%
20.0% 4.4% 5.5% 6.5% 7.6%
25.0% 4.3% 5.3% 6.3% 7.2%
Capital structure benchmarks
Market Debt / Levered beta Relevered
Company cap ($bn) Total cap. Barra Historical historical2
Philip Morris $136.6 18.1% 0.523 0.631 0.605
Altria $124.1 10.1% 0.458 0.532 0.551
Braves $103.4 18.3% 0.850 0.805 0.774
Japan Tobacco $59.8 8.6% 0.504 1.000 1.042
Imperial Brands $41.4 29.9% 0.785 0.633 0.535
SWMA $5.8 15.9% 0.684 0.546 0.529
Mean 16.8% 0.634 0.691 0.673
Median 17.0% 0.604 0.632 0.578
Royals $78.6 14.1% 0.616 0.556 0.560
Cost of equity vs. Pre-tax cost of debt3
Cost of equity
4.9% 6.2% 7.6% 8.9%
Pre-tax cost of debt 2.7% 4.4% 5.6% 6.7% 7.8%
3.2% 4.5% 5.6% 6.7% 7.9%
3.7% 4.5% 5.7% 6.8% 7.9%
4.2% 4.6% 5.7% 6.8% 7.9%
4.7% 4.6% 5.8% 6.9% 8.0%
Source: FactSet, Barra, J.P. Morgan estimates; Note: Market data as of 12/05/16
¹ U.S. 10-year treasury bond yield as of 11/15/16; ² Historic levered beta is implied based on unlevering beta for each respective company based on their current capital structure and relevering beta based on assumed debt/total cap target of 15.0%; ³ Assumes pre-tax cost of debt of 3.7%, debt/total cap target of 15.0% and tax rate of 37.0%

A P P E N D I X
J.P.Morgan

CONFIDENTIAL

Illustrative Royals discounted cash flow analysis

5-year projections

($mm) – Implied valuation date as of 09/30/16

	Roayls management projections						
FYE 12/31	Q4 2016E	2017E	2018E	2019E	2020E	2021E	Terminal
Net sales[1]	**$3,162**	**$13,009**	**$13,621**	**$14,331**	**$15,095**	**$15,909**	**$15,988**
% growth	*3.5%*	*4.3%*	*4.7%*	*5.2%*	*5.3%*	*5.4%*	*0.5%*
EBITDA	**$1,504**	**$6,313**	**$6,877**	**$7,329**	**$8,026**	**$8,696**	**$8,739**
% margin	*47.6%*	*48.5%*	*50.5%*	*51.1%*	*53.2%*	*54.7%*	*54.7%*
EBIT	1,472	6,181	6,736	7,190	7,880	8,548	8,591
Less: Taxes	(548)	(2,237)	(2,450)	(2,625)	(2,881)	(3,128)	(3,144)
% tax rate	*37.2%*	*36.2%*	*36.4%*	*36.5%*	*36.6%*	*36.6%*	*36.6%*
EBIAT	**$924**	**$3,944**	**$4,286**	**$4,565**	**$5,000**	**$5,420**	**$5,447**
Plus: D&A	32	132	141	139	146	148	149
% of net sales	*1.0%*	*1.0%*	*1.0%*	*1.0%*	*1.0%*	*0.9%*	*0.9%*
% of capex	*39.0%*	*51.8%*	*74.6%*	*92.7%*	*97.3%*	*98.7%*	*98.7%*
Less: Capex	(82)	(255)	(189)	(150)	(150)	(150)	(151)
% of net sales	*(2.6%)*	*(2.0%)*	*(1.4%)*	*(1.0%)*	*(1.0%)*	*(0.9%)*	*(0.9%)*
Less: (Inc) / dec in NWC	(89)	184	14	116	114	122	12
Unlevered FCF for discounting	**$785**	**$4,005**	**$4,252**	**$4,670**	**$5,110**	**$5,540**	**$5,457**

Implied firm value ($mm)

	Perpetuity growth rate		
Discount rate	0.00%	0.50%	1.00%
5.75%	$93,118	$100,569	$109,588
6.25%	$85,602	$91,762	$99,096
6.75%	$79,202	$84,368	$90,432

Implied equity value per share[2]

	Perpetuity growth rate		
Discount rate	0.00%	0.50%	1.00%
5.75%	$57.39	$62.60	$68.90
6.25%	$52.14	$56.45	$61.57
6.75%	$47.67	$51.28	$55.52

Terminal forward EBITDA multiple

	Perpetuity growth rate		
Discount rate	0.00%	0.50%	1.00%
5.75%	11.1x	12.3x	13.7x
6.25%	10.3x	11.2x	12.4x
6.75%	9.5x	10.4x	11.4x

Source: Royals management projections
Note: Assumes net debt of $10,991mm and 1,431mm diluted shares outstanding as of 09/30/16 per Royals management projections; Assumes mid-period discounting
[1] Net of excise tax per Royals management projections
[2] Unaffected 52-week low/high: $43.50 – $54.50 per FactSet (rounded to the nearest $0.25)

APPENDIX

32

J.P.Morgan

Hypothetical illustrative analysis only – no prediction as to future share trading

C O N F I D E N T I A L
Royals implied valuation perspectives as of November 4, 2016
Implied equity value per share (rounded to the nearest $0.25)
Unaffected Royals share price (10/20/16): share price $47.17
Current Royals proposal (11/04/16): $54.46
Current value of Braves’ (11/04/16): $55.33 share
Midpoint3 Value per
3 mo. VWAP:
For reference only1: $48.71
52-week trading range $43.50 $54.50 $49.00
Equity analyst price targets $47.00 $62.00 $54.50
Trading multiples:
FV / 2017E EBITDA:10.5x – 13.5x2 $38.75 $52.00 $45.25
P/E 2017E:15.0x – 20.0x4 $37.50 $50.00 $43.75
Transaction multiples:
FV / 2016E EBITDA: 12.0x – 16.0x5 $42.00 $58.75 $50.25
FV / 2016E Adj. EBITDA: 12.0x – 16.0x6 $43.00 $60.00 $51.50
Discounted cash flow:
Management projections7 $45.75 $65.00 $55.25
$30.00 $40.00 $50.00 $60.00 $70.00
FV / 2017E EBITDA² 8.5x 10.8x 13.1x 15.3x 17.6x
Source: Royals management projections; Equity analyst consensus; FactSet
Note: Valuation date as of 09/30/16; market data as of 11/04/16; net debt of $10,991mm as of 09/30/16; diluted share count of 1,431mm as of 09/30/16; 3 month VWAP as of unaffected date of 10/20/16;
1 Values as of 10/20/16 to represent unaffected share price; 2 Based on 2017E EBITDA of $6,313mm per Royals management guidance; 3 Represents the arithmetic midpoint of each valuation range;
4 Based on 2017E net income of $3,576mm; 5 Based on 2016E EBITDA of $5,933mm; 6 Based on 2016E EBITDA of $6,046mm adjusted by $113mm for synergies related to the acquisition of Lorillard, per Royals management guidance; 7 Assumes a discount rate of 6.0% - 7.0% and a terminal growth rate of 0.0% - 1.0%

Hypothetical illustrative analysis only – no prediction as to future share trading
A P P E N D I X
J.P.Morgan

C O N F I D E N T I A L
Braves discount rate analysis
Discount rate summary
UK Risk free rate1 1.5%
UK Equity risk premium 7.0% —   7.0%
Levered beta 0.50 —   1.00
Country risk premium 1.6% —   1.6%
Cost of equity 6.6% —   10.1%
Pre-tax cost of debt 2.4%
Post-tax cost of debt 1.7%
Debt/total cap target 15.0%
Calculated discount rate 5.9% —   8.9%
Selected range 6.75% —   8.00%
Cost of equity vs. Debt/total cap target3
Cost of equity
6.6% 7.8% 8.9% 10.1%
5.0% 6.3% 7.5% 8.6% 9.7%
Debt/total cap 10.0% 6.1% 7.2% 8.2% 9.3%
15.0% 5.9% 6.9% 7.9% 8.9%
20.0% 5.6% 6.6% 7.5% 8.4%
25.0% 5.4% 6.2% 7.1% 8.0%
Capital structure benchmarks
Company Market cap ($bn) Debt / Total cap. Levered beta Barra Historical Relevered historical2
Philip Morris $136.6 18.1% 0.523 0.631 0.611
Altria $124.1 10.1% 0.458 0.532 0.557
Royals $78.6 14.1% 0.616 0.556 0.565
Japan Tobacco $59.8 8.6% 0.504 1.000 1.052
Imperial Brands $41.4 29.9% 0.785 0.633 0.540
SWMA $5.8 15.9% 0.684 0.546 0.535
Mean 16.1% 0.595 0.650 0.643
Median 15.0% 0.570 0.593 0.561
Braves $103.4 18.3% 0.850 0.805 0.782
Cost of equity vs. Pre-tax cost of debt3
Cost of equity
6.6% 7.8% 8.9% 10.1%
Pre-tax cost of debt 1.4% 5.8% 6.8% 7.7% 8.7%
1.9% 5.8% 6.8% 7.8% 8.8%
2.4% 5.9% 6.9% 7.9% 8.9%
2.9% 5.9% 6.9% 7.9% 8.9%
3.4% 6.0% 7.0% 8.0% 9.0%
Source: FactSet, Barra, J.P. Morgan estimates; Note: Market data as of 12/05/16
¹ Yield from British Government Securities as of 12/01/16, 10 year; ² Historic levered beta is implied based on unlevering beta for each respective company based on their current capital structure and relevering beta based on assumed debt/total cap target of 15.0%; ³ Assumes pre-tax cost of debt of 2.4%, debt/total cap target of 15.0% and tax rate of 30.5%

A P P E N D I X
J.P.Morgan

CONFIDENTIAL

Illustrative Braves discounted cash flow analysis

5-year estimates, investment in Royals valued at DCF and ITC valued at market value

(£mm) – Implied valuation date as of 09/30/16

		Street consensus			Extrapolation		
FYE 12/31	Q4 16E[1]	2017E	2018E	2019E	2020E	2021E	Terminal
Net sales[2]	**£4,092**	**£16,671**	**£17,310**	**£17,911**	**£18,533**	**£19,176**	**£19,272**
% growth	*3.5%*	*12.2%*	*3.8%*	*3.5%*	*3.5%*	*3.5%*	*0.5%*
EBITDA	**£1,619**	**£6,677**	**£7,045**	**£7,348**	**£7,603**	**£7,867**	**£7,906**
% margin	*39.6%*	*40.0%*	*40.7%*	*41.0%*	*41.0%*	*41.0%*	*41.0%*
EBIT	1,509	6,257	6,608	6,817	6,989	7,164	7,200
Less: Taxes	(460)	(1,908)	(2,015)	(2,079)	(2,132)	(2,185)	(2,196)
% tax rate	*30.5%*	*30.5%*	*30.5%*	*30.5%*	*30.5%*	*30.5%*	*30.5%*
EBIAT	**£1,049**	**£4,349**	**£4,592**	**£4,738**	**£4,857**	**£4,979**	**£5,004**
Plus: D&A	110	419	437	531	614	703	706
% of net sales	*2.7%*	*2.5%*	*2.5%*	*3.0%*	*3.3%*	*3.7%*	*3.7%*
% of capex	*40.6%*	*58.7%*	*63.5%*	*76.9%*	*86.0%*	*95.0%*	*95.0%*
Less: Capex	(270)	(714)	(689)	(691)	(715)	(740)	(743)
% of net sales	*(6.6%)*	*(4.3%)*	*(4.0%)*	*(3.9%)*	*(3.9%)*	*(3.9%)*	*(3.9%)*
Less: (Inc) / dec in NWC	(53)[3]	(219)	(77)	(72)	(75)	(77)	(12)
Unlevered FCF for discounting	**£836**	**£3,835**	**£4,264**	**£4,506**	**£4,682**	**£4,865**	**£4,956**

Implied firm value (£mm)[4]

	Perpetuity growth rate		
Discount rate	0.00%	0.50%	1.00%
6.750%	£72,970	£77,419	£82,643
7.375%	£66,784	£70,396	£74,576
8.000%	£61,567	£64,547	£67,952

Implied equity value per share[5,6]

	Perpetuity growth rate		
Discount rate	0.00%	0.50%	1.00%
6.750%	£48.80	£52.50	£56.88
7.375%	£44.17	£47.19	£50.72
8.000%	£40.25	£42.76	£45.65

Terminal forward EBITDA multiple

	Perpetuity growth rate		
Discount rate	0.00%	0.50%	1.00%
6.750%	9.6x	10.4x	11.3x
7.375%	8.8x	9.5x	10.3x
8.000%	8.2x	8.7x	9.4x

Source: Braves financial estimates; Debt balance of £18,254mm as of 09/15/16, cash balance of £1,943mm as of 06/30/16 and minority interest market value of £2,199mm
Note: Braves diluted share count of 1,874mm as of 10/31/16
[1] Q4'16E numbers are calculated as half of the difference between 2016E consensus estimates and 1H'16 reported numbers
[2] Net of excise tax
[3] Q4'16E (Inc.) / Dec. in NWC is calculated as one quarter of the annual value of equity analyst consensus
[4] Firm value excludes investments in associates
[5] Equity value reflects £2,199mm of minority interests and equity affiliates, including 42% of Royals which has a DCF equity value range of £22,648mm - £32,737mm at an GBP/USD exchange rate of 1.2703 and £9,742mm of equity affiliates which represents their 30% ownership stake in ITC
[6] Unaffected 52-week low/high: £35.75 – £50.50 (rounded to the nearest £0.25)

APPENDIX

35

J.P.Morgan

Hypothetical illustrative analysis only – no prediction as to future share trading

C O N F I D E N T I A L
Implied Braves valuation perspectives as of November 4, 2016
Implied equity value per share (rounded to the nearest £0.25)
Current Braves share price (11/04/16): £45.20 Unaffected Braves share price (10/20/16): £48.03 Midpoint6 Value per share
3 mo. VWAP:
For reference only1:
£48.32
52-week trading range
£35.75 £50.50 £43.00
Equity analyst price targets
£43.00 £58.00 £50.50
Trading multiples:
FV / 2017E EBITDA:10.5x – 13.5x2
£43.00 £58.25 £50.75
P/ E 2017E:15.0x – 20.0x3
£42.50 £56.75 £49.50
Discounted cash flow4:
Braves financial estimates5
£40.00 £54.50 £47.25
£20.00 £40.00 £60.00 £80.00
FV / 2017E EBITDA2 5.9x 9.9x 13.9x 17.8x
Source: Braves financial estimates; Equity analyst consensus; FactSet
Note: Valuation date as of 09/30/16; market data as of 11/04/16; Debt balance of £18,254mm as of 09/15/16, cash balance of £1,943mm as of 06/30/16, minority interest unaffected market value of £2,476mm, and equity affiliate adjustments of £23,241mm and £10,619mm for the unaffected market value of equity in Royals and ITC, respectively; diluted share count of 1,874mm as of 10/31/16;
1 Values as of 10/20/16 represent unaffected share price; 2 Based on 2017E EBITDA of £9,476mm, which includes £2,174mm and £628mm to reflect Braves’ proportionate ownership in Royals and ITC, respectively, per equity analyst consensus; 3 Based on 2017E net income of £5,307mm; 4 Implied equity value reflects equity affiliates including 42% of Royals DCF equity value range of £21,968mm - £31,290mm at an GBP/USD exchange rate of 1.2548, and 30% of ITC’s unaffected market equity value; 5 Assumes a discount rate of 7.0% - 8.0% and a terminal growth rate of 0.0% - 1.0%; 6 Represents the arithmetic midpoint of each valuation range before rounding

Hypothetical illustrative analysis only – no prediction as to future share trading
A P P E N D I X
J.P.Morgan

C O N F I D E N T I A L
Combined bond maturity profile for Braves and Royals
Combined debt maturity profile ($mm, USD equivalent)
Royals Bonds Braves Bonds
Total Royals Outstanding $12.95bn
Total Braves Outstanding $22.36bn
Total $35.31bn
5,000 4,500 4,000 3,500 3,000 2,500 2,000 1,500 1,000 500 0
2017 2018 2019 2020 2021 2022 2023 2024 2025 2026 2027 2028 2029 2034 2035 2037 2040 2041 2042 2043 2044 2045 2050 2052 2055
4,697 2,500 3,520 3,414
1,158 2,893 1,521 2,929 1,250 750 2,441 2,261 500 2,371 2,361
599 2,197 2,143 1,941 1,894 1,679 1,662
1,073 858 635 644 2,894 2,250 599
826 750 635 250 644 550 450 445 349 249 173
Source: Bloomberg
Note: Exchange rates as of 12/05/16; GBP/USD: 1.2703, EUR/USD: 1.0725, CHF/USD: 0.9890

A P P E N D I X
J.P.Morgan

CONFIDENTIAL

Royals historical stock price performance since unaffected date (10/20/16)

Market performance since unaffected date (10/20/16)


115%
110%
105%
100%
95%
90%
S&P 500
S&P 500 consumer staples
International tobacco index[1]
Altria Group
3.0%
2.7%
(2.8%)
(5.5%)
10/20/16
10/26/16
11/02/16
11/08/16
11/15/16
11/21/16
11/28/16
12/05/16

% change	S&P 500	S&P 500 consumer staples	International tobacco index[1]	Altria Group
Since unaffected date (10/20/16)	3.0%	(2.8%)	(5.5%)	2.7%
Implied Royals stock price (since 10/20/16)	$48.57	$45.85	$44.57	$48.45

Source: FactSet as of 12/05/16

[1] International tobacco index includes Japan Tobacco, Altria Group, Philip Morris, Imperial Brands; price performance based on median

Overview

- Market-adjusted, unaffected Royals share price likely to be in the $46-$48 range
  - While international tobacco stocks[1] are down 5.5% since 10/20/16, Altria is actually up 2.7%
  - S&P 500 Consumer Staples index down 2.8% over the same period, after having dropped as much as 3.3%
  - Royals, like Altria, benefits from
    - Perceived new "regulatory light" approach of the Trump administration that does not help Consumer Staples at large
    - 100% of pre-tax earnings being in the U.S.
  - Combination of the above indicates Royals share price would be flat (a little better than Consumer Staples overall) to up as much as 2.7% (no better than Altria)
- To the extent the Market believes Braves may come back again, the Royals share price may trade with some premium to the $46-$48 range

APPENDIX

38

J.P.Morgan

Hypothetical illustrative analysis only – no prediction as to future share trading

C O N F I D E N T I A L
Historical share price performance vs. 10-year US treasury yields
Price returns since 12/01/2006
Royals Tobacco Comps 1 FTSE High Dividend Yield Index S&P 500 Dividend Aristocrats 10Y UST
400% 6.0%
344%
350%
5.0%
300% 4.60%
4.0%
250% 254%
248%
200%
200% 3.0%
150% 2.39%
2.0%
100%
1.0%
50%
0% 0.0%
Dec-06 Dec-07 Dec-08 Dec-09 Dec-10 Dec-11 Dec-12 Dec-13 Dec-14 Dec-15 Dec-16
Source: FactSet as of 12/05/16
Note: Price returns shown, median of Tobacco comps used, with PMI being rebased to the index when spun from Altria in March of 2008; The S&P 500 Dividend Aristocrats Index is comprised of companies within the S&P 500 that have followed a policy of consistently increasing dividends every year for at least 25 consecutive years
1 Tobacco comps include Altria, Japan Tobacco, IMB and PMI

Hypothetical illustrative analysis only – no prediction as to future share trading
A P P E N D I X
J.P.Morgan

C O N F I D E N T I A L
Royals trading near historical NTM P/E highs
Illustrative potential stock price at various historical NTM P/E multiples
Royals 2017E EPS: $2.53
Historical Period USG 10-year Royals NTM P/E Illustrative Potential Price S&P 500 NTM P/E International tobacco index 1 NTM P/E
1-year average
1.8% 20.3x $51.44 16.5x 18.8x
3-year average
2.2% 18.2x $46.24 16.0x 16.7x
5-year average
2.1% 16.5x $41.94 14.8x 15.6x
2011-2013 2
2.3% 13.9x $35.15 12.8x 13.7x
2006-2007 3
4.7% 13.9x $35.27 14.9x 15.0x
2004-2005 4
4.3% 11.0x $28.0016.1x 12.2x
Source: FactSet data as of 10/20/16; Royals management guidance
1 International tobacco index includes Japan Tobacco, Altria Group, Philip Morris, Imperial Brands; price performance based on median
2 2011-2013: three years post the worst of the global financial crisis, but pre-Lorillard rumors (which started Feb-2014)
3 2006-2007: highest growth period for the US economy since 2000 and pre-global financial crisis, with USG 10-year at its highs of 4.7%
4 2004-2005: period post B&W merger, reflecting a relatively low multiple

Hypothetical illustrative analysis only – no prediction as to future share trading
A P P E N D I X
J.P.Morgan

CONFIDENTIAL

Illustrative Royals present value of future stock price

Royals NTM P/E (10/20/15-10/20/16)


27x
25x
23x
21x
19x
17x
15x
13x
11x
9x
7x
NTM P/E
Unaffected price (10/20/16) 18.9x
1-yr average 20.3x
2-yr average 19.5x
3-yr average 18.2x
5-yr average 16.5x
10-yr average 14.2x
1-yr avg. NTM P/E: 20.3x
10-yr avg. NTM P/E: 14.2x
Unaffected (10/20/16) NTM P/E: 18.9x
Oct-06
Oct-07
Oct-08
Oct-09
Oct-10
Oct-11
Oct-12
Oct-13
Oct-14
Oct-15
Oct-16

The unaffected trading multiple is below the 1-year average but above the 3, 5 and 10-year averages

Royals illustrative trading valuation analysis


$80
$70
$60
$50
$40
$30
$20
$10
$0
$50.78
$51.44
$52.24
$56.50
$52.33
$60.44
1-yr avg. NTM P/E: 20.3x
Unaffected NTM P/E: 18.9x
$56.17
$52.51
$48.63
$47.81
$48.55
$47.19
Unaffected share price (10/20/16): $47.17
Represents NPV of future stock price discounted to 10/20/16²
Oct-15
Oct-16

	Dec-16	Dec-17	Dec-18
NTM EPS estimate[1]	$2.53	$2.78	$2.98
1-yr average NTM P/E multiple	**20.3x**	**20.3x**	**20.3x**
Future stock price	$51.44	$56.50	$60.44
PV of Royals shares standalone[2]	$50.78	$52.24	$52.33
PV of Royals dividends [2,3]	-	$1.90	$3.84
Value to Royals shareholders	**$50.78**	**$54.14**	**$56.16**
Total Royals shareholder return[4]	*7.7%*	*14.8%*	*19.1%*

Assuming stable NTM P/E multiples (at the 1-year average) and dividends[2,3], the three-year shareholder return is ~19.1%[4]

Source: FactSet data as of 10/20/16
[1] Per Royals management guidance
[2] Assumes levered beta of 0.70 and 6.5% market risk premium (both are the midpoint of the ranges presented in Royals WACC analysis), and 2.23% risk free rate implying cost of equity of 6.8%
[3] Per Royals management guidance of dividends per share of $1.99 (Dec-17) and $2.16 (Dec-18). Assumes cumulative dividends
[4] Calculation based on share price of $47.17 as of 10/20/16

APPENDIX

41

J.P.Morgan

Hypothetical illustrative analysis only – no prediction as to future share trading

C O N F I D E N T I A L
Braves historical stock price performance since unaffected date (10/20/16)
Market performance since unaffected date (10/20/16)
International tobacco index 1 Imperial Brands
UK consumer index 2 Braves’ peer index 3
BATS-GBP BTI (ADR)
FTSE 100 GBP/USD exchange rate
% change International tobacco index1 Imperial Brands UK consumer index2 Braves’ peer index3 BATS- GBP BTI (ADR) FTSE 100 GBP/USD exchange rate
Since unaffected date (10/20/16) (8.2%) (12.1%) (10.5%) (7.2%) (9.6%) (6.7%) (4.0%) 3.8%
Implied Braves stock price (since 10/20/16)4 $54.04 $51.69 $52.67 $54.63 $53.20 $54.89 $56.49 $61.05
115% 110% 105% 100% 95% 90% 85%
(8.2%) (12.1%) (10.5%) (7.2%) (9.6%) (6.7%) (4.0%) 3.8%
10/20/16 10/26/16 11/02/16 11/08/16 11/15/16 11/21/16 11/28/16 12/05/16
Overview
Market-adjusted, unaffected Braves share price likely to still be in the $53-$55 range
The UK consumer index2 is down 10.5% since 10/20/16, while Braves’ peer index3 has traded down by 7.2%
While Imperial Brands is down 12.1%, Braves has only traded down by 9.6%
Therefore, Braves’ share price is unlikely to move significantly if Braves withdrew its proposal
Source: FactSet as of 12/05/16, Braves filings
1 International tobacco index includes Japan Tobacco, Philip Morris, Imperial Brands; price performance based on median
2 UK consumer index includes Diageo, Unilever, Reckitt Benckiser Group; price performance based on median
3 Braves’ peer index includes Anheuser-Busch InBev, Diageo, Kimberly Clark, Philip Morris, Campbell Soup, Heineken, LVMH, Proctor & Gamble, Carlsberg, Imperial Brands, Mondelez International, Reckitt Benckiser, Coca-Cola, Japan Tobacco, Nestle, SABMiller, Colgate-Palmolive, Johnson & Johnson, PepsiCo, Unilever, Danone, Kellogg, Pernod Ricard; sourced from Braves 2015 Annual Report; price performance based on median
4 Braves stock price based on GBP/USD exchange rate of 1.2250 as of 10/20/16

Hypothetical illustrative analysis only – no prediction as to future share trading
A P P E N D I X
J.P.Morgan

CONFIDENTIAL

Precedent transactions by significant shareholders acquiring remaining ownership represent a median control premium of ~21%, which is slightly lower than broader historical M&A premiums of ~25%[1]

All transactions[1]


1-week premium (Median)
27.0%
17.1%
22.9%
25.1%
All cash
All stock
Mixed consideration
Total

Transactions by significant shareholders acquiring remaining ownership[2]


1-week premium (Median)
25.6%
25.0%
11.8%
20.5%
All cash
All stock
Mixed consideration
Total

	All cash	All stock	Mixed consideration	Total	All cash	All stock	Mixed consideration	Total
# of deals:	**641**	**120**	**205**	**966**	**14**	**8**	**5**	**27**

- The median premium paid by acquirers to target shareholders has historically been 25.1%
  - Acquisitions that include cash generally have higher premiums; all-cash transactions and mixed consideration transactions had 27.0% and 22.9% median premiums, respectively, while all-stock transactions had a median premium of 17.1%
  - All-stock transaction premiums tend to be lower because target shareholders retain upside in the combined company through their ongoing ownership
- For transactions in which the acquirer owned a significant stake in the target prior to the acquisition (30%-49% ownership) the median premium was 20.5%
  - The slightly lower premium relative to overall transactions may reflect an embedded M&A premium in the target's pre-acquisition share price
  - Albeit, a limited number of precedent transactions may limit the comparison

Source: Dealogic, Bloomberg; Note: See pages 20-24 for detailed backup data; [1] Precedent deals, including deals from 01/01/2007 to 06/30/2016 which are public deals that have an initial stake <50% and final stake >51% and are greater than $500mm in size, have 1-week total median premium of 25%; [2] Precedent deals include global acquirers and U.S. targets since 1995 with deal value greater than $1bn, acquirer pre-deal ownership between 30% - 49%, and acquirer post-deal ownership of 100%

APPENDIX
43
J.P.Morgan